Exhibit 99.1

SECOND QUARTER 2016

Supplemental Operating and Financial Data

INDEX

PAGE(S)

Company Today	3

Focus List	4 - 6

Economic Incentives and Programs	7

Spotlight on:

Results	8 - 9

Leasing	10 - 14

Earnings	15 - 23

Financials	24 - 27

Portfolio	28 - 29

Details on:

Leasing	30 - 44

Earnings	45

Financials	46 - 50

Portfolio	51 - 57

Company Information	58 - 59

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Company Today

We are a two platform company — office and multi-family.

We own assets in the Hudson River Waterfront area and other transit-based locations.

REIT publicly traded on NYSE (“CLI”)

Substantial development opportunities for multi-family

Apartment platform managed by Roseland Residential Trust (“RRT”)

	2Q 2016	1Q 2016
Market capitalization:	$5.0 billion	$4.7 billion

Square feet of office space:	23.5 million	24.0 million

% leased for Core/Waterfront/Flex:	89.8%	90.3%

GAAP rental rate roll-up	27.3%	18.4%

Operating multi-family units:	5,434	5,644

% leased for stabilized multi-family:	97.7%	96.5%

Sr. unsecured debt ratings:

(S&P/Moody’s/Fitch)	BBB-/Baa3/BB+	BBB-/Baa3/BB+

101 Wood Avenue South, Iselin, NJ (Acquired June 2016)	Portside at East Pier, East Boston, MA (Full interest acquired April 2016)

The Chase at Overlook Ridge, Malden, MA (Full interest acquired January 2016)	101 Hudson Street, Jersey City, NJ

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Focus List

Our changes over the next 24 months

Completed/Underway (Generate Increased Cash Flow)

1.                          Staffing levels — reduced by 55 positions or $8M, with continued focus (completed)

2.                          Cost of operations — reduced by $7.5M (completed)

3.                          G&A expense — reduced by $3M (completed)

4.                          Refinance debt for savings — new 5-year term loan for $350M at 3.13% closed in Jan 2016 (completed)

5.                          In 2016 — continued expense reductions as we reduce the size of the office platform (underway)

Next 12 — 18 Months (Balance Sheet / Capital Expenditures / Long-term Cash Flow)

6.                          Increase occupancy — 86.7% at 6/30/16 and project a clear path to meeting objective of 90% leased by year end 2016. Was 86.2% at 12/31/15 and 84.2% at 12/31/14

7.                          Planned dispositions — $750M of assets. $400M closed by 7/31/16; remainder by end of year & early 2017

8.                          Reposition assets to “A” quality — six major capital investment programs currently in place

24 Months (Long-term Strategy Execution)

9.                          New capital investment — we look for 6% initial yield and 11% IRR on new investments. Purchased 101 Wood Avenue in Iselin, NJ and 111 River Street in Hoboken, NJ

10.                   Focus on our key markets — exited NYC, DC, and certain NJ suburban markets

11.                   Funding and growth of the Roseland operations — in the market with Eastdil - Selected certain investors

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Focus List - Net Debt to EBITDA Business Plan Effect

The Company has a plan with multiple options regarding its Net Debt to EBITDA leverage ratio. The Company expects to take steps to reduce the ratio to a more conservative level.

(a)         2Q 2016 Annualized EBITDA is calculated by taking 2Q 2016 EBITDA multiplied by 4.  Ratio reflects Net Debt of $2,222,064 as of June 30, 2016.  See calculation of EBITDA and Net Debt on page 15.

(b)         Assumes successful lease up and expense savings, translating into estimated $13 million in increased EBITDA.

(c)          Assumes projects in construction at June 30, 2016 going into service and stabilizing at a 10% return on equity, translating into estimated $32 million in increased EBITDA.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Focus List - 2017 Lease Expirations

As of 6/30/16, 2017 is shaping up very well to have excellent cash and GAAP results.

•                  2017 expirations total 3.0 million square feet, or 15% of leased space (reduced from 3.6 million at 12/31/15).

•                  1.2 million square feet do not expire until the fourth quarter.

•                  Anticipate occupancy of approximately 89-90% at year-end 2016; at that level will backfill any vacant space quickly.

•                  As of now, 2017 is the size of a normal year for our expirations and by year end 2016, it will be reduced further.

•                  Progress on 2017 expirations has been made as follows:

(Square footage in 000’s)

2017 expirations as of December 31, 2015	3,591
Reduction in 2017 expirations, year-to-date 2016	(603)
2017 expirations as of June 30, 2016	2,988

Following is our approach to remaining 2017 expirations:

(Square footage in 000’s)

2,988	expiring
(699)	in properties we plan to sell
(698)	remaining on Waterfront, with a growing backlog of tenant demand
(644)	in Flex space, with historically high retention and occupancy rates
947	remaining in Core suburban properties

•                  947,000 square feet expiring within Core suburban portfolio of 9.7 million square feet represents a manageable 9.8% rollover in 2017.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Economic Incentives and Programs

The State of New Jersey currently offers a compelling incentive program to attract and retain businesses in the State through its “Grow New Jersey” program.  Below is a program summary and example of an incentive calculation.

Grow NJ

•                              Provides job-based tax credits for job creation and retention

•                              Tax credits of $5,000 to $9,750 per job/per year, for up to 10 years for new jobs to the state

•                              Limited to specific “Qualified Incentive Areas”

•                  Urban Transit Hub municipalities (“UTH”)

•                  ‘Mega projects’—logistics, manufacturing, energy, defense, or maritime businesses in a port district

•                  Distressed municipalities

•                  Projects in other priority areas

•                              Eligibility:

•                  Minimum 35 new jobs and/or 50 retained jobs for most commercial projects

Example — New Tenant to Jersey City

•                 New jobs at a 6 employees (EEs) per 1,000sf density

# of		Starting	Base
New EEs	SF	Rental Rate	Rent/yr
	60,000	$40/sf	$2,400,000
360			(2,880,000)
		Effective rent after incentive	(480,000)

Base award (UTH)	$5,000
Bonuses
Within 0.5 miles of transit station	$2,000
251-400 jobs	500
Targeted Industry	500
	$8,000	per job/per year
	or
	$2,880,000	per year

•                  If occupancy is higher than 6 EEs per 1,000sf, the tenant receives the further benefit, which adds to their NOI

•                  Award based on targeted industry

•                  Tenant must commit to 1.5 years of term to qualify for 1 year of benefit

•                  Urban Transit Hub location

•                  Doesn’t include increases in fixed rent or additional rent payable under the lease

•                  Retention benefit could be substantially less than as illustrated

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Results

Operating Highlights

Net income available to common shareholders for the quarter ended June 30, 2016 amounted to $48.4 million, or $0.54 per share, as compared to $35.4 million, or $0.40 per share, for the quarter ended June 30, 2015.    For the six months ended June 30, 2016, net income to common shareholders equaled $110.6 million, or $1.23 per share, as compared to $32.9 million, or $0.37 per share, for the same period last year.  Included in net income for the quarter ended June 30, 2016 was $45.1 million of net gains from property-related transactions (net of noncontrolling interests in Operating Partnership of $5.3 million).  All per share amounts presented above are on a diluted basis.

Funds from operations (FFO) for the quarter ended June 30, 2016 amounted to $64.1 million, or $0.64 per share, as compared to $46.5 million, or $0.46 per share, for the quarter ended June 30, 2015.  For the six months ended June 30, 2016, FFO equaled $112.3 million, or $1.12 per share, as compared to $89.6 million, or $0.89 per share, for the same period last year.

For the current quarter, Core FFO was $0.55 per share after adjusting for a $12 million gain from extinguishment of debt, $2 million in acquisition related costs and $0.8 million of dead deal costs.  The quarter’s Core FFO per share of $0.55 increased from the same quarter last year primarily due to increased base rents and lower net property expenses in the current quarter.

Mack-Cali’s consolidated commercial in-service portfolio was 86.7 percent leased at June 30, 2016, as compared to 87.2 percent leased at March 31, 2016 and an increase of 4.4 percent as compared to June 30, 2015.

For the quarter ended June 30, 2016, the Company executed 74 leases at its consolidated in-service commercial portfolio totaling 660,373 square feet. Of these totals, 154,069 square feet were for new leases and 506,304 square feet were for lease renewals and other tenant retention transactions.  Lease transactions included 270,199 square feet in Core properties, 127,745 square feet in Waterfront properties, 150,786 square feet in Flex properties and 111,643 square feet in Non-Core properties. Lease spreads on a GAAP basis were 2.2 percent for new leases and 29.9 percent for renewed or retained leases, for an average of 27.3 percent for the quarter.

Rental Property Acquisitions

For the six months ended June 30, 2016

				Rentable
Acquisition			# of	Square	Acquisition
Date	Property/Address	Location	Buildings	Feet	Cost
4/4/16	11 Martine Avenue (a)	White Plains, New York	1	82,000	$10,750
4/7/16	320, 321 University Avenue (b)	Newark, New Jersey	2	147,406	23,000
6/2/16	101 Wood Avenue South (c)	Iselin, New Jersey	1	262,841	82,300
Total Acquisitions:			4	492,247	$116,050

(a)         Acquisition represented four units of condominium interests which collectively comprise floors 2 through 5.  The Company now owns the entire 14-story 262,000 square-foot building.  The acquisition was funded using available cash.

(b)         This acquisition was funded through borrowings under the Company’s unsecured revolving credit facility.

(c)          This acquisition was funded using available cash and through borrowings under the Company’s unsecured revolving credit facility.

On January 5, 2016, the Company, which held a 50 percent subordinated joint venture interest in the unconsolidated Overlook Ridge Apartment Investors LLC, 371-unit multi-family operating property located in Malden, Massachusetts, acquired the remaining interest for $39.8 million in cash plus the assumption of a first mortgage loan secured by the property with a principal balance of $52.7 million.  The cash portion of the acquisition was funded primarily through borrowings under the Company’s unsecured revolving credit facility.

On April 1, 2016, the Company, which held a 38.25 percent subordinated joint venture interest in the unconsolidated Portside Apartment Developers, LLC, a joint venture which owns a 175-unit operating multi-family property located in East Boston, Massachusetts, acquired the remaining interests of its joint venture partners for $38.6 million in cash plus the assumption of a first mortgage loan secured by the property with a principal balance of $42.5 million and interest at LIBOR plus 215 basis points, with a floor of 275 basis points, maturing in December 2017.  The cash portion of the acquisition was funded primarily through borrowings under the Company’s unsecured revolving credit facility.

On July 1, 2016, the Company acquired a 566,000 square-foot office property located Hoboken, New Jersey for approximately $235 million.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Results

Rental Property Sales/Dispositions

(dollars in thousands)

For the six months ended June 30, 2016

				Rentable
Sale			# of	Square	Gross Sales		Realized
Date	Property/Address	Location	Buildings	Feet	Price		Gain (loss)
3/11/16	2 Independence Way (a)	Princeton, New Jersey	1	67,401	$4,381		$(164)
3/24/16	1201 Connecticut Avenue, NW	Washington, D.C.	1	169,549	93,000		58,764
4/26/16	125 Broad Street (b)	New York, New York	1	524,476	202,000		(7,860)
5/9/16	9200 Edmonston Road	Greenbelt, Maryland	1	38,690	4,083	(c)	246
5/18/16	1400 L Street	Washington, D.C.	1	159,000	70,000	(d)	38,346
Sub-total			5	959,116	$373,464		$89,332
Unrealized losses on properties held for sale			—	—	—		(3,615)
Total Property Sales and Dispositions:			5	959,116	$373,464		$85,717

(a)         The Company recorded an impairment charge of $3.2 million on this property during the year ended December 31, 2015 as it estimated that the carrying value of the property may not be recoverable over its anticipated holding period.

(b)         The Company recorded impairment charges of $83.2 million on this property during the year ended December 31, 2015 as it estimated that the carrying value of the property may not be recoverable over its anticipated holding period.

(c)          The Company transferred the deed for this property to the lender in satisfaction of its obligations. The Company recorded an impairment charge of $3.0 million on this property during the year ended December 31, 2012 as it estimated that the carrying value of the property may not be recoverable over its anticipated holding period.

(d)         $28.5 million of the net sales proceeds are held by a qualified intermediary until such funds are used in acquisitions.

During the three months ended June 30, 2016, the Company signed agreements to dispose of five office properties totaling approximately 567,000 square feet, and one 220-unit multi-family rental property, subject to certain conditions.  The office and multi-family rental properties are located in Parsippany, New Jersey, Upper Saddle River, New Jersey and Andover, Massachusetts.  The Company identified these properties as held for sale at June 30, 2016.  The total estimated sales proceeds expected from the four separate sales are approximately $84 million.  The Company determined that the carrying amounts of four of the office properties were not expected to be recovered from estimated net sales proceeds and accordingly recognized an unrealized loss allowance of $3.6 million at June 30, 2016.  In July 2016, the Company completed the disposition of four of these office properties for sales proceeds of approximately $24.9 million.  All the remaining dispositions are expected to be completed in the third quarter of 2016.

Balance Sheet/Capital Markets

In January 2016, the Company obtained a new $350 million unsecured term loan, which matures in January 2019 with two one-year extension options.  The interest rate for the new term loan is currently 140 basis points over LIBOR, subject to adjustment on a sliding scale based on the Company’s unsecured debt ratings, or at the Company’s option, a defined leverage ratio. Mack-Cali entered into interest rate swap arrangements to fix LIBOR for the duration of the term loan. Including costs, the loan provides for a current all-in fixed rate of 3.13 percent. There is no premium or penalty associated with full or partial prepayment of the term loan.

Proceeds from the unsecured term loan were used primarily to repay outstanding borrowings on its $600 million unsecured revolving credit facility, and to repay the Company’s $200 million, 5.8 percent senior unsecured notes that matured on January 15, 2016.

As of June 30, 2016, the Company had total indebtedness of approximately $2.3 billion, with a weighted average annual interest rate of approximately 4.79 percent and a debt-to-undepreciated assets ratio of 40.3 percent. The Company had an interest coverage ratio of 3.4 times for the quarter ended June 30, 2016.

Dividends

In June, the Company’s Board of Directors declared a cash dividend of $0.15 per common share (indicating an annual rate of $0.60 per common share) for the second quarter 2016, which was paid on July 15, 2016 to shareholders of records as of July 6, 2016.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Leasing - Quarter in Review

Consolidated Commercial Leasing Summary

The Company had another successful quarter of leasing with solid activity in the Core and Waterfront portfolios.

Portfolio Summary

	6/30/16	3/31/16	12/31/15
Number of buildings	212	215	217
Total square feet	23,463,605	23,974,930	24,211,880
Square feet leased	20,342,158	20,910,999	20,865,233
Square feet vacant	3,121,447	3,063,931	3,346,647
Number of tenants	1,542	1,588	1,611

Summary of Leasing Transaction Activity

For the three months ended June 30, 2016

								Wtd.	Wtd. Avg.
								Avg.	Costs Per
	Number of	Total	Sq. Ft.	Sq. Ft. Renewed	Average	Median	Weighted Avg.	Base	Sq. Ft.
	Transaction	Sq. Ft.	New Leases	and Other Retained	Sq. Ft.	Sq. Ft.	Term (Yrs)	Rent	Per Year

Core	32	270,199	43,523	226,676	8,444	3,788	6.5	$26.21	$3.07
Waterfront	2	127,745	1,829	125,916	63,873	63,873	2.0	54.20	2.71
Flex	23	150,786	38,719	112,067	6,556	5,410	4.4	18.32	1.83

Sub-Total	57	548,730	84,071	464,659	9,627	4,829	4.9	30.56	2.65
Non-Core	17	111,643	69,998	41,645	6,567	3,567	5.1	23.07	3.85

TOTALS	74	660,373	154,069	506,304	8,924	4,531	4.9	$29.29	$2.93

For the six months ended June 30, 2016

								Wtd.	Wtd. Avg.
								Avg.	Costs Per
	Number of	Total	Sq. Ft.	Sq. Ft. Renewed	Average	Median	Wtd. Avg.	Base	Sq. Ft.
	Transactions	Sq. Ft.	New Leases	and Other Retained	Sq. Ft.	Sq. Ft.	Term (Yrs.)	Rent	Per Year

Core	69	619,622	210,344	409,278	8,980	3,857	6.8	$27.72	$4.54
Waterfront	11	679,419	155,779	523,640	61,765	35,040	9.1	38.73	6.60
Flex	43	306,448	90,657	215,791	7,127	5,323	4.2	18.18	2.15

Sub-Total	123	1,605,489	456,780	1,148,709	13,053	5,097	7.3	30.56	4.77
Non-Core	33	179,024	82,947	96,077	5,425	4,015	4.2	23.10	3.53

TOTALS	156	1,784,513	539,727	1,244,786	11,439	4,501	7.0	$29.81	$5.26

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Leasing - Quarter in Review

Consolidated Commercial Leasing Summary (continued)

For the three months ended June 30, 2016

		Number of	Number of	Number of
	GAAP	Transactions	Transactions	Transactions
	Roll Up/(Down)	Rolled Up	Flat	Rolled Down	Total

New	2.2%	11	—	1	12
Renew/Other Retained	29.9%	41	1	7	49

TOTAL	27.3%	52	1	8	61

For the six months ended June 30, 2016

		Number of	Number of	Number of
	GAAP	Transactions	Transactions	Transactions
	Roll Up/(Down)	Rolled Up	Flat	Rolled Down	Total

New	5.3%	16	—	2	18
Renew/Other Retained	23.4%	82	1	14	97

TOTAL	22.2%	98	1	16	115

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Leasing - Rollforwards

(for the three months ended June 30, 2016)

Leasing Activity

See detail on pages 30-34

Progress was made on our plan to strategically dispose of non-core assets, and we acquired one leased Class-A property in a Core, transit-based submarket.

	Pct. Leased	Inventory	Sq. Ft. Leased	Inventory	Leased Sq. Ft.	Expiring/	Incoming	Net Leasing	Inventory	Sq. Ft. Leased	Pct. Leased
	03/31/16	03/31/16	03/31/16	Acquired/Disposed	Acquired/Disposed	Adj. Sq. Ft.	Sq. Ft.	Activity	6/30/16	6/30/16	6/30/16

Core	89.3%	9,401,105	8,394,077	262,841	232,009	(383,683)	270,199	(113,484)	9,663,946	8,512,602	88.1%
Waterfront	90.9%	4,317,978	3,923,074	—	—	(127,745)	127,745	—	4,317,978	3,923,074	90.9%
Flex	91.6%	5,207,813	4,771,078	—	—	(127,559)	150,786	23,227	5,207,813	4,794,305	92.1%

Sub-Total	90.3%	18,926,896	17,088,229	262,841	232,009	(638,987)	548,730	(90,257)	19,189,737	17,229,981	89.8%
Non-Core	75.7%	5,048,034	3,822,770	(774,166)	(722,166)	(100,070)	111,643	11,573	4,273,868	3,112,177	72.8%

TOTALS	87.2%	23,974,930	20,910,999	(511,325)	(490,157)	(739,057)	660,373	(78,684)	23,463,605	20,342,158	86.7%

Percentage Leased

	Pct. Leased	Impact of	Impact of	Pct. Leased
	03/31/16	Portfolio Changes	Leasing Activity	6/30/16

Core	89.3%	0.0%	(1.2)%	88.1%
Waterfront	90.9%	0.0%	0.0%	90.9%
Flex	91.6%	0.0%	0.5%	92.1%

Sub-Total	90.3%	0.0%	(0.5)%	89.8%
Non-Core	75.7%	(3.7)%	0.3%	72.8%

TOTALS	87.2%	(0.2)%	(0.3)%	86.7%

“Core”	Long-term hold office properties (excluding Waterfront locations)
“Waterfront”	Office assets located on NJ Hudson River waterfront
“Flex”	Non-office commercial assets, primarily office/flex properties
“Non-Core”	Properties designated for eventual sale/disposition or repositioning

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Leasing - Quarter Stats

Summary of Lease Expirations

(as of June 30, 2016)

See detail on pages 37-44

		Net Rentable	Pct of Leased	Annualized	Avg.	Pct of
	Number of	Area of	Sq. Ft.	Base Rental	Annualized	Annualized
Year of	Leases	Leases	Leases	Revenue	Base Rent	Base Rent
Expiration	Expiring	Expiring	Expiring	Expiring	Per Sq. Ft.	Expiring

July 1-December 31, 2016	131	713,535	3.6	$16,455,432	$23.06	3.4
2017	319	2,988,367	15.0	77,123,783	25.81	16.2
2018	306	2,814,806	14.1	62,378,169	22.16	13.1
2019	274	2,652,782	13.3	57,945,027	21.84	12.1
2020	222	1,840,020	9.2	41,253,436	22.42	8.6
2021 & beyond	569	8,928,962	44.8	222,327,235	24.90	46.6

TOTALS	1,821	19,938,472	100.0	$477,483,082	$23.95	100.0

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Leasing - Rental Rate Effects

The following schedule sets forth the percentage change in GAAP rent for transactions signed within the period.  Transactions signed for space which has been vacant for longer than 12 months are excluded.

	Transaction Type	1st Qtr ‘16	2nd Qtr ‘16	Year-to-Date 2016

Core
	New	2.7%	6.9%	3.4%
	Renew/Other Retained	7.7%	9.7%	8.8%

	Weighted Average	7.0%	9.7%	8.4%

Waterfront
	New	N/A	23.3%	23.3%
	Renew/Other Retained	26.7%	70.6%	39.7%

	Weighted Average	26.7%	69.8%	39.7%

Flex	New	32.9%	9.1%	14.4%
	Renew/Other Retained	12.9%	6.7%	9.8%

	Weighted Average	14.9%	7.4%	10.7%

Sub-Total	New	9.7%	9.9%	9.8%
	Renew/Other Retained	19.9%	32.1%	24.9%

	Weighted Average	19.4%	30.5%	24.0%

Non-Core	New	10.3%	(14.1)%	(10.7)%
	Renew/Other Retained	3.9%	3.8%	3.8%

	Weighted Average	4.3%	(1.6)%	1.1%

TOTAL	New	9.7%	2.2%	5.3%
	Renew/Other Retained	18.9%	29.9%	23.4%

	Weighted Average	18.4%	27.3%	22.2%

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Earnings - FFO, Core FFO & AFFO

(in thousands, except per share/unit amounts) (unaudited)

Core FFO per share for 2Q-16 was $0.55, an increase of $0.10 per share over 2Q-15. Increased leasing costs due to greater leasing activity in current quarter is expected to produce higher earnings and coverage in future periods.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income available to common shareholders	$48,393	$35,379	$110,584	$32,858
Add (deduct): Noncontrolling interest in Operating Partnership	5,662	4,383	12,946	4,069
Real estate-related depreciation and amortization on continuing operations (a)	48,042	47,634	95,501	93,665
Gain on change of control of interests	(5,191)	—	(15,347)	—
Realized (gains) losses and unrealized losses on disposition of rental property, net	(27,117)	(34,399)	(85,717)	(34,543)
Gain on sale of investment in unconsolidated joint venture	(5,670)	(6,448)	(5,670)	(6,448)
Funds from operations available to common shareholders (b)	$64,119	$46,549	$112,297	$89,601

Add:
Acquisition-related costs	$2,039	$111	$2,039	$111
Dead deal costs	791	—	791	—
Mark-to-market interest rate swap	99	—	1,012	—
Deduct:
Net real estate tax appeal proceeds	—	(1,959)	—	(1,959)
Gain from extinguishment of debt	(12,054)	—	(12,054)	—
Core FFO	$54,994	$44,701	$104,085	$87,753

Add (Deduct) Non-Cash Items:
Straight-line rent adjustments (c)	$(4,592)	$(56)	$(6,953)	$83
Amortization of market lease intangibles, net (d)	(276)	(194)	(445)	(425)
Amortization of stock compensation	1,566	591	2,452	1,002
Non real estate depreciation and amortization	187	243	412	486
Amortization of debt discount/(premium) and mark-to-market, net	516	1,021	1,126	2,018
Amortization of deferred financing costs	1,180	948	2,349	1,901
Deduct:
Non-incremental revenue generating capital expenditures:
Building improvements	(4,138)	(7,763)	(8,506)	(14,562)
Tenant improvements and leasing commissions (e)	(16,271)	(6,188)	(26,809)	(11,409)
Tenant improvements and leasing commissions on space vacant for more than one year	(13,470)	(10,185)	(29,931)	(17,324)
Adjusted FFO (b)	$19,696	$23,118	$37,780	$49,523

Core FFO (calculated above)	$54,994	$44,701	$104,085	$87,753
Deduct:
Equity in earnings (loss) of unconsolidated joint ventures	$614	$2,329	$2,168	$5,858
Equity in earnings share of depreciation and amortization	(4,768)	(5,512)	(9,389)	(10,983)
Add-back:
Interest expense	22,932	26,773	47,925	53,988
Recurring JV distributions	3,259	2,770	5,604	4,683
Income (loss) in non-controlling interest in consolidated joint ventures	311	(373)	(395)	(863)
EBITDA	$77,342	$70,688	$149,998	$140,436

Net debt at period end (g)	$2,227,498	$2,015,006	$2,227,498	$2,015,006
Net debt to EBITDA (h)	7.20x	7.13x	7.43x	7.17x

Diluted weighted average shares/units outstanding (f)	100,401	100,314	100,359	100,313

Funds from operations per share-diluted	$0.64	$0.46	$1.12	$0.89
Core Funds from Operations per share/unit-diluted	$0.55	$0.45	$1.04	$0.87
Dividends declared per common share	$0.15	$0.15	$0.30	$0.30

Note:   See footnotes on next page and “Information About FFO, Core FFO and AFFO” on page 45.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Earnings - FFO, Core FFO & AFFO Footnotes

Footnotes to prior page:

(a)

Includes the Company’s share from unconsolidated joint ventures of $4,768 and $5,512 for the three months ended June 30, 2016 and 2015, respectively, and $9,389 and $10,983 for the six months ended June 30, 2016 and 2015, respectively.  Excludes non-real estate-related depreciation and amortization of $187 and $243 for the three months ended June 30, 2016 and 2015, respectively, and $412 and $485 for the six months ended June 30, 2016 and 2015, respectively, and depreciation expense allocable to the Company’s noncontrolling interest in consolidated joint ventures of $104 and $151 for the three months ended June 30, 2016 and 2015, respectively, and $255 and $302 for the six months ended June 30, 2016 and 2015, respectively.

(b)

Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO, Core FFO and AFFO” on page 45.

(c)

Includes the Company’s share from unconsolidated joint ventures of $(20) and $362 for the three months ended June 30, 2016 and 2015, respectively, and $149 and $538 for the six months ended June 30, 2016 an 2015, respectively.

(d)

Includes the Company’s share from unconsolidated joint ventures of $95 and $114 for the three months ended June 30, 2016 and 2015, respectively, and $190 and $238 for the six months ended June 30, 2016 an 2015, respectively.

(e)	Excludes expenditures for tenant spaces in properties that have not been owned by the Company for at least a year.
(f)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,499 and 11,028 shares for the three months ended June 30, 2016 and 2015, respectively, and 10,504 and 11,051 shares for the six months ended June 30, 2016 and 2015, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(g)

Net Debt calculated by taking the sum of senior unsecured notes, unsecured revolving credit facility, and mortgages, loans payable and other obligations, and deducting cash and cash equivalents, all at period end.

(h)	Equals Net Debt at period end divided by EBITDA (for quarter periods, EBIDTA annualized multiplying quarter amounts by 4).

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Earnings -NAV

($’s in millions)

As of June 30, 2016

Presented below is a Net Asset Value (NAV) analysis with footnotes. The information set forth below should be read in conjunction with the consolidated financial statements and notes thereto appearing in the Company’s most recent Quarterly Report on Form 10-Q, and the Second Quarter 2016 Supplemental Operating and Financial Data of Mack-Cali Realty Corporation (the “Mack-Cali Supplemental”) and Second Quarter 2016 Supplemental Operating and Financial Data for Roseland Residential Platform (the”Roseland Supplemental”).

	Rentable Area (MSF) / Apt	Adjusted 2H-16 Annualized Cash NOI	Cap Rate Range		Value Range
	Units	Projection	Low	High	Low	High
Commercial
NJ Waterfront - NOI (1)	4.884	$98.5	6.00%	6.50%	$1,515	$1,642
NJ Waterfront - Assumes $9.1MM NOI from lease up in 2017 (2)			6.00%	6.50%	140	152
NJ Waterfront					1,655	1,794
Flex	5.208	48.8	6.00%	6.50%	750	813
Core Suburban Office (3)	9.664	126.6	7.50%	8.00%	1,583	1,688
Non - Core (4)	3.898	34.4			350	350
Commercial (Hotel / Office) Unconsolidated JV interests (5)					158	173
Land - Harborside Plaza 4, 1.067msf (6)					84	84
Commercial Land, CIP & Other (7)					100	100
Total Commercial Share of Portfolio	23.654	$308.3			$4,680	$5,002

	Units
Multi- Family
Operating Properties
Wholly Owned (8)	1,847	$25.2	4.65%	5.00%	$504	$542
Joint Ventures (8)	1,624				216	233
Subordinated Interests (8)	1,963				76	84
Operating Properties Sub-total					796	859
In Construction Properties
Wholly Owned & Unconsolidated (9)	2,560				400	441
Pre/Future - Development Properties
Wholly Owned & Unconsolidated (10)	11,648				224	248
Fee Income Business / Other (11)					10	10
Total Multi- Family - Share of Portfolio	19,642				$1,430	$1,558

Total, Commercial & Multi-Family Gross Asset Value					$6,110	$6,560
Less:
Market Management Fee (12)		$(18.0)	7.50%	7.50%	(240)	(240)
Total Debt and Other Liabilities
Office / Commercial Share of Consolidated Debt (13)					$(2,228)	$(2,228)
Multi-Family Share of Consolidated Debt (13)					(209)	(209)
Total Debt and Other Liabilities					$(2,437)	$(2,437)

Approximate Net Asset Value range					$3,433	$3,883

Approximate Net Asset Value per share range (100.4MM shares) (14)					$34.19	$38.67

Note: See footnotes on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Earnings -NAV Footnotes

Footnotes to prior page:

(1) Includes projected NOI for 111 River Acquisition $235MM on July 1, 2016. Waterfront square footage includes 566,000 SF for this acquisition.

(2) Company has signed approximately 200,000 SF of leases in Jersey City to begin around the end of 2016.

(3) Includes projected NOI for 101 Wood Acquisition $82MM on June 2, 2016.

(4) NOI from non-core properties owned after all completed sales through July 2016. Non-core square footage excludes 375,800 SF for completed asset sales in July 2016.

(5) Estimated market values for Hyatt Hotel ($7MM @ 7.0%) less share of ($32MM) debt, Curtis Center ($88MM), Red Bank ($5MM) and 12 Vreeland ($4MM). For further detail on these ventures, please refer to p. 48 in the Mack-Cali supplemental.

(6) Land value assumed at $75 PSF based on new building construction proforma with lease rates of $50 PSF. Asking rents in Plaza 5, adjacent to this site, are mid-$40’s PSF. For further detail, please refer to the Mack-Cali supplemental p. 53.

(7) Estimated market values for land in Princeton (1.007 MSF), Parsippany (0.274 MSF) and in other land parcels (0.477 MSF), totaling 1.757msf. Estimated value for Wegman’s Shopping Center Project (0.170msf) $1.8MM NOI capped @ 4.5% and potential additional $0.6MM in ground rent capped @ 5.0%. Includes $28.75MM in 1031 proceeds. For further detail, please refer to the Mack-Cali supplemental p. 53.

(8) For further detail on these projects, please refer to the Roseland supplemental p. 23-27.

(9) For further detail on these projects, please refer to the Roseland supplemental p. 28-31.

(10) Source: Roseland supplemental p. 32 & 33.

(11) Source: Roseland supplemental p.12.

(12) Represents an estimate of the cost for a management fee based on 3.0% percent of revenues, as the NOI presented is before any cost for managing the portfolio.

(13) Source: Mack-Cali supplemental p. 26 & 46; Roseland supplemental p. 17. Includes proforma $210 MM increase in line borrowings for 111 River acquisition and $26MM decrease for asset sales completed as of July 31, 2016.

(14) Source: Mack-Cali supplemental p. 25.

Definitions:

Net Asset Value (NAV): We consider NAV to be a useful metric for investors to estimate the fair value of the Mack-Cali and Roseland platforms. The metric represents the net projected value of the Company’s interest after accounting for all priority debt and equity payments. The metric includes capital invested by the Company.

Net Operating Income (NOI): Total property revenues less real estate taxes, utilities and operating expenses.

The foregoing information contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “project,” “potential,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements as a result of various factors, including those set forth under the heading “Disclosure Regarding Forward-Looking Statements” contained in our most recent periodic reports on Forms 10-K and 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by U.S. federal securities laws, we do not intend to update any of the forward-looking statements to reflect circumstances or events that occur after the statements are made or to conform the statements to actual results.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Earnings - Guidance Assumptions

	Current	Previous
	2016 Guidance	2016 Guidance
Core Funds from Operations (FFO) per share	$2.07 to $2.13	$2.04 to $2.10

Metric	Assumptions Range ($’s in millions)		Commentary
Office Portfolio
Occupancy (% leased) at YE-2016	89.0% to 91.0%	89.0% to 91.0%	Improving leasing activity and portfolio transformation.
Same Store GAAP NOI Post Sale Portfolio	9.5% to 10.5%	8.0% to 9.0%	Reflects expected same store growth in 2016 from only the Waterfront, Core and Flex properties remaining after the sale of all Non-Core properties.
Same Store Cash NOI Post Sale Portfolio	5.0% to 6.0%	4.0% to 5.0%
Straight-Line Rent Adjustment	$16 to $18	$17 to $19	Including approximately $2 million from projected acquisitions.
Dispositions	$700 to $800	$700 to $800	$400 million sold or under contract at approximately a 5% cap rate and the remainder at approximate market values.
Acquisitions	Up to $600	Up to $600	During the course of the year, at cash yields of 6% and GAAP yields of 8%. Completed $350MM by 7/1/16.
Base Building CapEx	$30 to $40	$35 to $45	Includes special common area improvements for Harborside, Paramus, Parsippany and White Plains portfolios, as well as the overall office/multi-family base building cap ex.
Non-Incremental Leasing CapEx	$55 to $65	$55 to $65	Approximately 2.7 million square feet of starts at a cost of $21.50 per square-foot.
Incremental (Space vacant more than 1 year)	$40 to $50	$40 to $50	Approximately 0.9 million square feet of starts at a cost of $50.00 per square-foot.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Earnings - Guidance Assumptions (Continued)

	Current	Previous
	2016 Guidance	2016 Guidance
Metric	Assumptions Range ($’s in millions)		Commentary
Multi-Family Portfolio
Development (Consolidated)	$115 to $135	$125 to $145	Equity capital required based on estimated total on-balance development spending of $240-270MM in 2016, net of construction loans.
Development (J.V.)	$20 to $25	$30 to $35	Equity investment in unconsolidated joint venture development projects during 2016.
Investments/Consolidations	$110	$105	Cash to buy out partner’s interests in several luxury rental communities in the Boston and New Jersey Waterfront markets.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Earnings - Guidance Assumptions (Continued)

	Current	Previous
	2016 Guidance	2016 Guidance
Metric	Assumptions Range ($’s in millions)		Commentary
Corporate
G&A (Corporate)	$34 to $37	$34 to $37	Based on staffing levels and incentive compensation likely reduced in late 2016 as we streamline our portfolio.
G&A (Multi-family subsidiary)	$8 to $10	$8 to $10	Based on staffing levels and incentive compensation.
Interest Expense	$94 to $98	$96 to $100	After retiring 5.8% bonds in January 2016, and refinancing of $63MM secured debt in April and $142MM in November. Reflects updated timing of sales, acquisitions and capitalized interest.
Unsecured Debt Financing	Completed $350 million (at 3.13%)	Completed $350 million (at 3.13%)	Used proceeds from Unsecured Term Loan in January 2016 to retire $200MM 5.8% Bonds on January 15, 2016, and to pay down outstanding borrowings on our unsecured revolving credit facility.
Equity Financing	$150 by 12/31/16	$350 by 6/30/16	Reduced capital needs due to already invested funds and reduction of starts in 2017/2018.

The guidance and representative assumptions on this page are forward looking statements and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Earnings - 2016 Projected Sources & Uses of Funds

We have multiple options regarding our capital plan.  Below is a summary of the potential sources and uses for 2016.  This plan shows a cash available for strategic plan or reduction of debt of potentially $56 - $243 million.

	Actuals	Projected			Projected
($’s in millions)	Jan. - Jun.	Jul. - Dec.			Full Year 2016
Sources
FFO Net of Straight-Line Rent	$97	$91	-	$99	$188	-	$196
Office Sales Net Proceeds	360	340	-	440	700	-	800
Net Proceeds from Roseland Residential Equity Raise	—	150	-	150	150	-	150
Total Sources	$457	$581	-	$689	$1,038	-	$1,146

Uses
Base Bldg CapEx	$8	$37	-	$42	$45	-	$50
Non-Incremental Leasing Costs	27	28	-	38	55	-	65
Incremental Leasing Costs	30	10	-	20	40	-	50
Multi-Family Acquisitions Net of Secured Debt	106	4	-	4	110	-	110
Office Acquisitions	116	234	-	484	350	-	600
Development Spending Net of Secured Debt	69	46	-	66	115	-	135
Net Investment in Unconsolidated Joint Ventures	5	15	-	15	20	-	20
Dividends / Distributions	30	30	-	30	60	-	60
Cash Available for Strategic Plan/ Reduction of Net Debt	66	177	-	(10)	243	-	56
Total Uses	$457	$581	-	$689	$1,038	-	$1,146

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Earnings - Our Stats

($’s in thousands, except ratios and per share amounts)

Mack-Cali executed on its strategy to strengthen its balance sheet and improve its key financial ratios in second quarter 2016.

From 6/30/15 to 6/30/16: Total Debt/Total Market Cap decreased 6.4 percentage points, from 51.7 percent to 45.3 percent; Interest Coverage increased 0.7x, from 2.7x to 3.4x; and Fixed Charge Coverage increased 0.3x, from 2.3x to 2.6x.  Core FFO per Diluted Share increased from $0.45 to $0.55, and the FFO Payout Ratio decreased from 32 percent to 23 percent.  It was a positive quarter for Mack-Cali as demonstrated by favorable improvements in many of these key financial metrics.

	06/30/16	03/31/16	12/31/15	09/30/15	06/30/15
($’s in thousands, except ratios)
Market Value of Equity (a)	2,725,214	2,410,679	2,394,512	1,944,543	1,901,178
Total Debt, Net	2,256,955	2,269,287	2,154,920	2,043,592	2,034,819
Total Market Capitalization	4,982,169	4,679,966	4,549,432	3,988,135	3,935,997

Total Debt/ Total Market Capitalization	45.30%	48.47%	47.37%	51.24%	51.70%
Total Debt/ Total Book Capitalization	53.56%	53.67%	53.03%	51.07%	48.99%
Total Debt/ Total Undepreciated Assets	40.26%	40.44%	38.98%	37.59%	36.22%
Secured Debt/ Total Undepreciated	13.72%	13.68%	13.23%	13.61%	13.68%

Capitalized Interest	4,785	4,561	4,473	4,356	3,781

Portfolio Size:
Consolidated In-Service Properties	220	222	223	222	227
Consolidated Total Commercial Square Footage	23,463,605	23,974,930	24,211,880	24,015,752	24,837,821
Commercial Sq. Ft. Leased at End of Period (c)	86.7%	87.2%	86.2%	85.8%	82.3%

Shares and Units:
Common Shares Outstanding	89,650,590	89,638,312	89,583,950	89,310,243	89,195,529
Common Units Outstanding	10,497,946	10,499,844	10,516,844	10,790,142	11,012,069
Combined Shares and Units	100,148,536	100,138,156	100,100,794	100,100,385	100,207,598
Weighted Average- Diluted (b)	100,400,717	100,315,467	100,180,068	100,172,220	100,314,310

Common Share Price ($’s):
At the end of the period	27.00	23.50	23.35	18.88	18.43
High during period	27.58	23.71	24.26	21.12	19.73
Low during period	22.47	17.35	18.67	18.01	16.85

	Three Months Ended		Six Months Ended
	06/30/16	06/30/15	06/30/16	06/30/15
Net Debt to EBITDA Annualized	7.20x	7.13x	7.43x	7.17x
Interest Coverage Ratio	3.38	2.74	3.15	2.66
Fixed Charge Coverage Ratio	2.64	2.32	2.49	2.26
Earnings per Share—diluted	0.54	0.40	1.23	0.37
FFO per Share—diluted (a)	0.64	0.46	1.12	0.89
Core FFO per Share	0.55	0.45	1.04	0.87
Dividends Declared per Share	0.15	0.15	0.30	0.30
FFO Payout Ratio—diluted (a)	23.49%	32.33%	26.81%	33.59%

(a)                     Includes any outstanding preferred units presented on a converted basis into common units and noncontrolling interests in consolidated joint ventures.  Reflects core funds from operations for the three and six months ended.

(b)                     Calculated based on shares and units included in basic per share/unit computation, plus dilutive Common Stock Equivalents (i.e. convertible preferred units, options and warrants).

(c)                      Percentage leased includes leases in effect as of the period end date, some of which have commencement dates in the future and leases that expire at the period end date.  Reflects square feet leased at the Company’s consolidated in-service portfolio, excluding in-service properties in lease up (if any).

(d)                     Funds from operations (“FFO”) is calculated in accordance with the definition of the National Association of Real Estate Investment Trusts (NAREIT).  See “Information About FFO, Core FFO and AFFO” on page 45.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Earnings - Same Store

(Consolidated Commercial In-Service Portfolio)

(dollars in thousands)

The current quarter and year-to-date same store results for our commercial portfolio showed very positive results, benefiting from solid revenue growth, and a very favorable quarter of property expense savings from the mild weather to start 2016.

	For the three months ended
	June 30,			%
	2016	2015	Change	Change

Total Property Revenues	$126,816	$121,797	$5,019	4.1

Real Estate Taxes	19,093	16,366	2,727	16.7
Utilities	9,931	12,061	(2,130)	(17.7)
Operating Services	19,754	21,330	(1,576)	(7.4)
Total Property Expenses:	48,778	49,757	(979)	(2.0)

GAAP Net Operating Income	78,038	72,040	5,998	8.3

Less: straight-lining of rents adj.	4,427	(49)	4,476	9,134.7

Net Operating Income	$73,611	$72,089	$1,522	2.1

Average Percentage Leased	86.6%	84.5%

Total Properties:	210

Total Square Footage:	23,004,636

	For the six months ended
	June 30,			%
	2016	2015	Change	Change

Total Property Revenues	$251,563	$245,362	$6,201	2.5

Real Estate Taxes	37,958	35,332	2,626	7.4
Utilities	22,096	27,975	(5,879)	(21.0)
Operating Services	41,428	45,455	(4,027)	(8.9)
Total Property Expenses:	101,482	108,762	(7,280)	(6.7)

GAAP Net Operating Income	150,081	136,600	13,481	9.9

Less: straight-lining of rents adj.	6,429	(766)	7,195	939.3

Net Operating Income	$143,652	$137,366	$6,286	4.6

Average Percentage Leased	86.6%	84.5%

Total Properties:	210

Total Square Footage:	23,004,636

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Financials - Income Statements

(dollars in thousands, except per share amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
REVENUES
Base rents	$124,223	$121,246	$250,610	$245,039
Escalations and recoveries from tenants	14,110	15,842	29,071	34,241
Real estate services	6,469	7,401	13,281	15,045
Parking income	3,532	2,850	6,688	5,392
Other income	893	1,228	2,500	2,565
Total revenues	149,227	148,567	302,150	302,282

EXPENSES
Real estate taxes	22,418	21,410	45,644	43,862
Utilities	10,953	13,399	24,531	30,974
Operating services	24,024	25,844	50,756	54,072
Real estate services expenses	6,211	6,208	13,057	12,847
General and administrative	12,755	11,877	25,004	22,888
Acquisition-related costs	2,039	111	2,039	111
Depreciation and amortization	43,459	42,365	86,522	83,167
Total expenses	121,859	121,214	247,553	247,921
Operating income	27,368	27,353	54,597	54,361

OTHER (EXPENSE) INCOME
Interest expense	(22,932)	(26,773)	(47,925)	(53,988)
Interest and other investment income (loss)	146	291	(523)	558
Equity in earnings (loss) of unconsolidated joint ventures	(614)	(2,329)	(2,168)	(5,858)
Gain on change of control of interests	5,191	—	15,347	—
Realized gains (losses) and unrealized losses on disposition of rental property, net	27,117	34,399	85,717	34,543
Gain on sale of investment in unconsoidated joint venture	5,670	6,448	5,670	6,448
Gain from extinguishment of debt	12,420	—	12,420	—
Total other income (expense)	26,998	12,036	68,538	(18,297)
Net income	54,366	39,389	123,135	36,064
Noncontrolling interest in consolidated joint ventures	(311)	373	395	863
Noncontrolling interest in Operating Partnership	(5,662)	(4,383)	(12,946)	(4,069)
Net income available to common shareholders	$48,393	$35,379	$110,584	$32,858

Basic earnings per common share:
Net income available to common shareholders	$0.54	$0.40	$1.23	$0.37

Diluted earnings per common share:
Net income available to common shareholders	$0.54	$0.40	$1.23	$0.37

Basic weighted average shares outstanding	89,740	89,244	89,731	89,218

Diluted weighted average shares outstanding	100,401	100,314	100,359	100,313

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Financials - Balance Sheets

(dollars in thousands, except per share amounts) (unaudited)

	June 30,	December 31,
	2016	2015
Assets
Rental property
Land and leasehold interests	$709,335	$735,696
Buildings and improvements	3,691,074	3,648,238
Tenant improvements	371,920	408,617
Furniture, fixtures and equipment	17,997	15,167
	4,790,326	4,807,718
Less — accumulated depreciation and amortization	(1,393,073)	(1,464,482)
	3,397,253	3,343,236
Rental property held for sale, net	73,190	—
Net investment in rental property	3,470,443	3,343,236
Cash and cash equivalents	29,457	37,077
Investments in unconsolidated joint ventures	315,200	303,457
Unbilled rents receivable, net	104,523	120,246
Deferred charges, goodwill and other assets, net	253,233	203,850
Restricted cash	34,891	35,343
Accounts receivable, net of allowance for doubtful accounts of $1,225 and $1,407	5,793	10,754

Total assets	$4,213,540	$4,053,963

Liabilities and Equity
Senior unsecured notes	$1,064,942	$1,263,782
Unsecured term loan, net	347,590	—
Revolving credit facility	75,000	155,000
Mortgages, loans payable and other obligations, net	769,423	726,611
Dividends and distributions payable	15,144	15,582
Accounts payable, accrued expenses and other liabilities	141,664	135,057
Rents received in advance and security deposits	49,180	49,739
Accrued interest payable	15,917	24,484
Total liabilities	2,478,860	2,370,255
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized, 89,650,590 and 89,583,950 shares outstanding	897	896
Additional paid-in capital	2,573,173	2,570,392
Dividends in excess of net earnings	(1,031,922)	(1,115,612)
Accumulated other comprehensive loss	(8,283)	—
Total Mack-Cali Realty Corporation stockholders’ equity	1,533,865	1,455,676

Noncontrolling interests in subsidiaries:
Operating Partnership	179,613	170,891
Consolidated joint ventures	21,202	57,141
Total noncontrolling interests in subsidiaries	200,815	228,032

Total equity	1,734,680	1,683,708

Total liabilities and equity	$4,213,540	$4,053,963

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Financials - Debt Summary

(as of June 30, 2016)

As of June 30, 2016, the Company has minimal floating rate debt of only $254 million, or 11 percent, of its total debt.

Debt Breakdown

(dollars in thousands)

		%	Weighted Average		Weighted Average
	Balance	of Total	Interest Rate (a)		Maturity in Years
Fixed Rate Unsecured Debt and Other Obligations	$1,425,000	62.64%	4.32%		3.97
Fixed Rate Secured Debt	595,455	26.18%	6.39%		2.91
Variable Rate Secured Debt	179,343	7.88%	4.54%		1.16
Variable Rate Unsecured Debt	75,000	3.30%	1.76%		1.08
Totals/Weighted Average:	$2,274,798	100.00%	4.79	%(b)	3.38
Adjustment for unamortized debt discount	(5,578)
Unamortized deferred financing costs	(12,265)
Total Debt, net	$2,256,955

Future Repayments

(dollars in thousands)

				Weighted Average
	Scheduled	Principal		Interest Rate of
Period	Amortization	Maturities	Total	Future Repayments (a)
July 1 to December 31, 2016	$4,028	$115,330	$119,358	7.90%
2017 (b)	7,275	529,580	536,855	3.63%
2018	7,311	243,311	250,622	6.52%
2019	1,970	683,205	685,175	5.23%
2020	1,977	—	1,977	4.05%
Thereafter	8,862	671,949	680,811	4.09%
Sub-total	31,423	2,243,375	2,274,798
Adjustment for unamortized debt discount/premium and mark-to-market, net, as of June 30, 2016	(5,578)	—	(5,578)
Unamortized deferred financing costs	(12,265)	—	(12,265)

Totals/Weighted Average:	$13,580	$2,243,375	$2,256,955	4.79	%(c)

(a)     The actual weighted average LIBOR rate for the Company’s outstanding variable rate debt was 0.46 percent as of June 30, 2016, plus the applicable spread.

(b)     Includes outstanding borrowings of the Company’s unsecured revolving credit facility of $75 million which matures in 2017 with two six-month extension options with the payment of a fee.

(c)      Excludes amortized deferred financing costs pertaining to the Company’s unsecured revolving credit facility which amounted to $0.8 million and $1.6 million for the three and six months ended June 30, 2016.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Portfolio - Property Types

(as of June 30, 2016)

		# of	Commercial	Garage
	# of	Apartment	Square	Parking
Property	Properties	Homes	Feet	Spaces
MULTI-FAMILY RENTAL PORTFOLIO
Stabilized Operating Communities:
Consolidated Properties	8	1,847		1,586
Unconsolidated Joint Venture Interests:
Participating JVs	2	935
Subordinated Interests	6	1,963
Total Stabilized Operating Communities-included in Property Count:	16	4,745		1,586

Communities in Lease-Up:
Unconsolidated Joint Venture Interests:
Participating JVs	2	689
Total Properties in Lease-Up-Multi-Family-included in Property Count:	2	689

Development Communities:
Consolidated Properties	7	1,797
Unconsolidated Joint Venture Interests:
Participating JVs	1	763
Subordinated Interests	—	—
Total Development Communities-Multi-Family:	8	2,560

Total Land Holdings/Pre-Development and Repurposing-Multi-Family:	n/a	11,648

OFFICE PORTFOLIO
Stabilized Operating Properties:
Consolidated Properties	212		23,463,605
Unconsolidated Joint Venture Interests:
Participating JVs (incl. 350-room hotel)	8		1,645,306
Subordinated Joint Ventures	31		4,033,049
Total Operating Properties-included in Property Count:	251		29,141,960

Total Land Holdings/Pre-Development-Office	—		5,348,750

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Spotlight on Portfolio - Commercial Tenant Size

The Company’s commercial portfolio continues to benefit from a consistent balance in its range of tenant sizes.

					Annualized	Percentage of
	Number	Percentage of		Percentage of	Base Rental	Annualized
	of	Total Number	Rentable	Rentable Area	Revenue	Base Rental
Square Feet Leased	Tenants (c)	of Tenants (%)	Area (b) (c)	(%)	($) (a) (b) (c)	Revenue (%)
2,500 or less	313	21.4	462,483	2.3	11,532,920	2.4
2,501 - 10,000	669	45.7	3,529,049	17.7	78,890,508	16.5
10,001 - 20,000	258	17.6	3,665,258	18.4	78,045,574	16.3
20,001 - 40,000	120	8.2	3,250,364	16.3	72,824,904	15.3
40,001 - 100,000	84	5.7	5,276,920	26.5	129,681,293	27.2
Greater than 100,000	21	1.4	3,754,398	18.8	106,507,883	22.3

Totals	1,465	100.0	19,938,472	100.0	477,483,082	100.0

(a)                     Annualized base rent revenue is based on actual June 2016 billings times 12.  For leases whose rent commences after July1, 2016, annualized base rental revenue is based on the first full month’s billings times 12.  As annualized based rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(b)                     Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring June 30, 2016 aggregating 104,901 square feet and representing annualized base rent of $1,910,172 for which no new leases were signed.

(c)                      Includes office, office/flex, industrial and stand-alone retail tenants only.  Excludes leases for amenity, retail, parking and month-to-month tenants.  Some tenants have multiple leases.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Leasing - Quarter Rollforward

(for the three months ended June 30, 2016)

Consolidated Commercial In-Service Portfolio

			LEASING ACTIVITY					Market	Fav/
Business Line	Pct. Leased	Leased Sq. Ft.	Expiring/Adjustment	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased	Pct. Leased (e)	(Unfav)
Market/Submarket	03/31/16	Acquired/Disposed (a)	Sq. Ft. (b)	Sq. Ft.	Activity	6/30/16 (c)	6/30/16 (d)	6/30/16	to Market
CORE
Northern NJ
Bergen Route 4 East	100.0%	—	(2,266)	2,266	—	239,680	100.0%	87.8%	12.2%
Bergen Route 17/GSP	83.5%	—	(88,002)	28,686	(59,316)	1,431,486	80.2%	82.2%	(2.0)%
Roseland/Short Hills	96.0%	—	—	—	—	507,993	96.0%	85.6%	10.4%
GW Bridge	92.2%	—	(9,164)	8,373	(791)	246,205	91.9%	88.1%	3.8%
Morris Route 10/24	91.5%	—	(12,244)	2,736	(9,508)	225,302	87.8%	71.2%	16.6%
Parsippany	84.9%	—	(35,809)	62,481	26,672	1,745,079	86.3%	76.7%	9.6%
Suburban Passaic	90.1%	—	—	3,035	3,035	53,540	95.5%	78.5%	17.0%
Central NJ
Clark & Cranford	84.6%	—	(53,884)	21,134	(32,750)	640,189	80.5%	78.1%	2.4%
Mercer Southern	94.6%	—	(95,000)	95,000	—	268,747	94.6%	90.0%	4.6%
Monmouth County	97.1%	—	—	—	—	1,058,759	97.1%	83.0%	14.1%
Princeton	90.9%	—	(5,500)	3,416	(2,084)	310,600	90.3%	88.0%	2.3%
The Brunswicks	100.0%	—	—	—	—	40,000	100.0%	82.6%	17.4%
Woodbridge/Edison	98.3%	232,009	(5,872)	12,004	6,132	820,030	95.9%	84.3%	11.6%
Westchester Co., NY
Elmsford	91.7%	—	(10,627)	—	(10,627)	44,392	74.0%	81.4%	(7.4)%
Hawthorne	93.6%	—	(5,117)	5,117	—	228,784	93.6%	94.5%	(0.9)%
White Plains CBD	82.9%	—	(56,305)	23,822	(32,483)	483,580	77.7%	81.8%	(4.1)%
Yonkers	100.0%	—	(3,893)	2,129	(1,764)	168,236	99.0%	88.2%	10.8%
CORE Totals	89.3%	232,009	(383,683)	270,199	(113,484)	8,512,602	88.1%	82.3%	5.8%

WATERFRONT
Hudson Waterfront	90.9%	—	(127,745)	127,745	—	3,923,074	90.9%	88.9%	2.0%
WATERFRONT Totals	90.9%	—	(127,745)	127,745	—	3,923,074	90.9%	88.9%	2.0%

FLEX
Northern NJ
Hudson Waterfront	35.3%	—	—	3,435	3,435	9,335	55.8%	n/a	n/a
Suburban Passaic	89.3%	—	(38,575)	45,502	6,927	402,616	90.8%	n/a	n/a
Central NJ
Clark & Cranford	50.8%	—	—	—	—	3,014	50.8%	n/a	n/a
Mercer Southern	85.2%	—	—	—	—	144,942	85.2%	n/a	n/a
Monmouth County	88.1%	—	(7,509)	11,619	4,110	263,523	89.5%	n/a	n/a
Westchester Co., NY
Elmsford	95.2%	—	(28,456)	20,979	(7,477)	1,552,712	94.7%	n/a	n/a
Hawthorne	89.0%	—	(12,432)	23,412	10,980	470,629	91.1%	n/a	n/a
Yonkers	93.2%	—	(9,218)	12,558	3,340	551,472	93.8%	n/a	n/a
Burlington Co., NJ	89.8%	—	(19,820)	21,732	1,912	1,133,134	89.9%	n/a	n/a
Stamford, CT Non-CBD	96.3%	—	(11,549)	11,549	—	262,928	96.3%	n/a	n/a
FLEX Totals	91.6%	—	(127,559)	150,786	23,227	4,794,305	92.1%

Schedules continue on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Leasing - Quarter Rollforward (continued)

(for the three months ended June 30, 2016)

Consolidated Commercial In-Service Portfolio (continued)

			LEASING ACTIVITY					Market	Fav/
Business Line	Pct. Leased	Leased Sq. Ft.	Expiring/Adjustment	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased	Pct. Leased (e)	(Unfav)
Market/Submarket	03/31/16	Acquired/Disposed (a)	Sq. Ft. (b)	Sq. Ft.	Activity	6/30/16 (c)	6/30/16 (d)	6/30/16	to Market
NON-CORE
Northern NJ
Bergen Route 17S	46.2%	—	(24,009)	—	(24,009)	n/a	n/a	n/a	n/a
Bergen Route 17/GSP	72.4%	—	(2,284)	24,365	22,081	363,052	77.1%	82.2%	(5.1)%
Roseland/Short Hills	67.7%	—	(37,946)	40,086	2,140	650,490	68.0%	85.6%	(17.6)%
Parsippany	80.5%	—	(500)	20,867	20,367	643,328	83.1%	76.7%	6.4%
Central NJ
Middlesex South/8A	74.0%	—	(6,201)	7,679	1,478	201,011	74.6%	88.8%	(14.2)%
Monmouth County	76.1%	—	—	8,935	8,935	188,474	79.9%	83.0%	(3.1)%
Somerset Route 78	86.6%	—	(2,564)	6,498	3,934	442,094	87.4%	87.0%	0.4%
Union Route 78	49.6%	—	—	—	—	39,657	49.6%	86.8%	(37.2)%
Westchester Co., NY
Tarrytown	100.0%	—	—	—	—	9,300	100.0%	81.1%	18.9%
White Plains CBD	57.6%	—	—	—	—	26,343	57.6%	81.8%	(24.2)%
NYC - Downtown	100.0%	(524,476)	—	—	—	n/a	n/a	n/a	n/a
Washington DC/MD
DC - East End	100.0%	(159,000)	—	—	—	n/a	n/a	n/a	n/a
MD-Greenbelt	67.9%	(38,690)	(25,582)	3,213	(22,369)	510,618	63.5%	63.2%	0.3%
MD-Lanham	31.8%	—	(984)	—	(984)	37,810	31.0%	69.0%	(38.0)%
NON-CORE Totals	75.7%	(722,166)	(100,070)	111,643	11,573	3,112,177	72.8%	82.0%	(9.2)%

COMPANY Totals	87.2%	(490,157)	(739,057)	660,373	(78,684)	20,342,158	86.7%

(a)                         Net gain/loss of leased square footage through properties sold, acquired or placed in service during the period.

(b)                         Represents the square footage of expiring leases and leases scheduled to expire in the future for which new leases or renewals were signed during the period, as well as internal administrative adjustments.

(c)                          Includes leases expiring June 30, 2016 aggregating 104,901 square feet for which no new leases were signed.

(d)                         Excludes 3 Sylvan Way, a vacant 147,241 square-foot office building acquired December 23, 2015 and being prepared for lease up.

(e)                          Market percent leased derived by inverting the market direct vacancy rate for all office classes as published by Cushman & Wakefield.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Leasing - Quarter Stats

(for the three months ended June 30, 2016)

Consolidated Commercial In-Service Portfolio

				Sq. Ft.
Business Line	# of	Total	Sq. Ft.	Renewed and	Wtd. Avg.	Wtd. Avg.	Leasing Costs Per
Market/Submarket	Transactions	Sq. Ft.	New Leases	Other Retained (a)	Term (Yrs.)	Base Rent (b)	Sq. Ft. Per Year (c)
CORE
Northern NJ
Bergen Route 4 East	1	2,266	—	2,266	5.1	25.63	1.48
Bergen Route 17/GSP	4	28,686	—	28,686	5.2	27.02	3.22
GW Bridge	3	8,373	—	8,373	3.1	25.42	3.51
Morris Route 10/24	1	2,736	—	2,736	2.0	29.25	1.64
Parsippany	7	62,481	34,801	27,680	8.8	26.76	5.67
Suburban Passaic	1	3,035	3,035	—	3.7	22.68	2.84
Central NJ
Clark & Cranford	6	21,134	3,742	17,392	4.9	24.92	4.87
Monmouth County	1	95,000	—	95,000	7.4	23.75	0.84
Princeton	2	3,416	623	2,793	3.0	30.75	1.55
Woodbridge/Edison	2	12,004	—	12,004	5.7	33.98	2.27
Westchester Co., NY
Hawthorne	1	5,117	—	5,117	4.0	10.25	0.20
White Plains CBD	2	23,822	1,322	22,500	3.9	33.83	4.20
Yonkers	1	2,129	—	2,129	3.0	28.54	0.20
CORE Totals/Weighted Avg.	32	270,199	43,523	226,676	6.5	26.21	3.07

HUDSON WATERFRONT	2	127,745	1,829	125,916	2.0	54.20	2.71

FLEX
Northern NJ
Hudson Waterfront	1	3,435	3,435	—	3.0	51.00	—
Suburban Passaic	4	45,502	—	45,502	4.5	17.27	1.84
Central NJ
Monmouth County	2	11,619	8,853	2,766	4.6	18.01	4.07
Westchester Co., NY
Elmsford	6	20,979	9,650	11,329	5.2	20.19	2.17
Hawthorne	3	23,412	11,458	11,954	5.0	18.64	1.06
Yonkers	3	12,558	5,323	7,235	6.0	18.61	2.57
Burlington Co., NJ	3	21,732	—	21,732	3.1	11.24	0.20
Stamford, CT Non-CBD	1	11,549	—	11,549	3.0	21.99	1.29
FLEX Totals/Weighted Avg.	23	150,786	38,719	112,067	4.4	18.32	1.83

NON-CORE
Northern NJ
Bergen Rt 17/GSP	2	24,365	22,081	2,284	4.0	23.22	4.69
Roseland/Short Hills	6	40,086	13,236	26,850	5.8	24.71	1.78
Parsippany	1	20,867	20,867	—	5.4	19.83	5.98
Central NJ
Middlesex South/8A	2	7,679	1,478	6,201	2.7	24.44	4.60
Monmouth County	1	8,935	8,935	—	6.3	20.28	5.61
Somerset Route 78	3	6,498	3,401	3,097	6.2	25.85	5.62
Washington DC/MD
MD-Greenbelt	2	3,213		3,213	3.1	21.46	1.62
NON-CORE Totals/Weighted Avg.	17	111,643	69,998	41,645	5.1	23.07	3.85

COMPANY Totals/Weighted Avg.	74	660,373	154,069	506,304	4.9	29.29	2.93

Tenant Retention	Leases Retained	59.3%
	Sq. Ft. Retained	68.5%

(a)                                 “Other Retained” transactions include existing tenants’ expansions and relocations within the same building.

(b)                                 Equals triple net rent plus common area costs and real estate taxes, as applicable.

(c)                                  Represents estimated workletter costs of $5,705,799 and commissions of $3,797,138 committed, but not necessarily expended, during the period for second generation space aggregating 656,938 square feet.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Leasing - Year-to-Date Rollforward

(for the six months ended June 30, 2016)

Consolidated Commercial In-Service Portfolio

			LEASING ACTIVITY
Business Line	Pct. Leased	Leased Sq. Ft.	Expiring/	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased
Market/Submarket	12/31/15	Acquired/Disposed (a)	Adjustment Sq. Ft. (b)	Sq. Ft.	Activity	6/30/16 (c)	6/30/16 (d)
CORE
Northern NJ
Bergen Route 4 East	100.0%	—	(2,266)	2,266	—	239,680	100.0%
Bergen Route 17/GSP	83.7%	—	(93,967)	31,486	(62,481)	1,431,486	80.2%
Roseland/Short Hills	96.0%	—	—	—	—	507,993	96.0%
GW Bridge	93.7%	—	(13,356)	8,373	(4,983)	246,205	91.9%
Morris Route 10/24	91.5%	—	(43,009)	33,501	(9,508)	225,302	87.8%
Parsippany	82.1%	—	(129,180)	212,544	83,364	1,745,079	86.3%
Suburban Passaic	86.4%	—	(2,295)	7,393	5,098	53,540	95.5%
Central NJ
Clark & Cranford	83.9%	—	(94,216)	67,076	(27,140)	640,189	80.5%
Mercer Southern	94.6%	—	(95,000)	95,000	—	268,747	94.6%
Monmouth County	97.1%	—	—	167	167	1,058,759	97.1%
Princeton	90.4%	—	(9,224)	8,631	(593)	310,600	90.3%
The Brunswicks	100.0%	—	—	—	—	40,000	100.0%
Woodbridge/Edison	98.3%	232,009	(78,254)	84,386	6,132	820,030	95.9%
Westchester Co., NY
Elmsford	91.7%	—	(11,017)	390	(10,627)	44,392	74.0%
Hawthorne	93.6%	—	(33,124)	33,124	—	228,784	93.6%
White Plains CBD	82.8%	—	(64,718)	33,156	(31,562)	483,580	77.7%
Yonkers	100.0%	—	(3,893)	2,129	(1,764)	168,236	99.0%
CORE Totals	88.7%	232,009	(673,519)	619,622	(53,897)	8,512,602	88.1%

WATERFRONT
Hudson Waterfront	86.7%	—	(500,575)	679,419	178,844	3,923,074	90.9%
WATERFRONT Total	86.7%	—	(500,575)	679,419	178,844	3,923,074	90.9%

FLEX
Northern NJ
Hudson Waterfront	61.2%	—	(8,736)	7,835	(901)	9,335	55.8%
Suburban Passaic	91.0%	—	(59,805)	59,132	(673)	402,616	90.8%
Central NJ
Clark & Cranford	68.7%	—	(1,060)	—	(1,060)	3,014	50.8%
Mercer Southern	86.0%	—	(5,002)	3,725	(1,277)	144,942	85.2%
Monmouth County	88.1%	—	(19,710)	23,860	4,150	263,523	89.5%
Westchester Co., NY
Elmsford	94.8%	—	(86,847)	84,640	(2,207)	1,552,712	94.7%
Hawthorne	91.1%	—	(27,987)	27,987	—	470,629	91.1%
Yonkers	93.2%	—	(37,648)	40,988	3,340	551,472	93.8%
Burlington Co., NJ	89.3%	—	(39,020)	46,732	7,712	1,133,134	89.9%
Stamford, CT Non-CBD	96.3%	—	(11,549)	11,549	—	262,928	96.3%
FLEX Totals	91.9%	—	(297,364)	306,448	9,084	4,794,305	92.1%

Schedules/Footnotes continue on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Leasing - Year-to-Date Rollforward (continued)

(for the six months ended June 30, 2016)

Consolidated Commercial In-Service Portfolio

			LEASING ACTIVITY
Business Line	Pct. Leased	Leased Sq. Ft.	Expiring/	Incoming	Net Leasing	Sq. Ft. Leased	Pct. Leased
Market/Submarket	12/31/15	Acquired/Disposed (a)	Adjustment Sq. Ft. (b)	Sq. Ft.	Activity	6/30/16 (c)	6/30/16 (d)
NON-CORE
Northern NJ
Bergen Route 17S	46.2%	—	(24,009)	—	(24,009)	n/a	n/a
Bergen Route 17/GSP	72.7%	—	(14,896)	35,653	20,757	363,052	77.1%
Roseland/Short Hills	68.5%	—	(45,062)	40,086	(4,976)	650,490	68.0%
Parsippany	80.3%	—	(6,185)	27,877	21,692	643,328	83.1%
Central NJ
Middlesex South/8A	59.2%	—	(6,201)	7,679	1,478	201,011	74.6%
Monmouth County	76.1%	—	(20,874)	29,809	8,935	188,474	79.9%
Somerset Route 78	89.6%	—	(20,842)	9,492	(11,350)	442,094	87.4%
Union Route 78	49.6%	—	—	—	—	39,657	49.6%
Westchester Co., NY
Tarrytown	100.0%	—	—	—	—	9,300	100.0%
White Plains CBD	57.6%	—	—	—	—	26,343	57.6%
NYC - Downtown	100.0%	(524,476)	—	—	—	n/a	n/a
Washington DC/MD
DC - CBD	92.6%	(156,931)	—	—	—	n/a	n/a
DC - East End	100.0%	(159,000)	—	—	—	n/a	n/a
MD-Greenbelt	67.8%	(38,690)	(45,407)	23,846	(21,561)	510,618	63.5%
MD-Lanham	31.8%	—	(5,566)	4,582	(984)	37,810	31.0%
NON-CORE Totals	75.7%	(879,097)	(189,042)	179,024	(10,018)	3,112,177	72.8%

COMPANY Totals	86.2%	(647,088)	(1,660,500)	1,784,513	124,013	20,342,158	86.7%

(a)                                 Net gain/loss of leased square footage through properties sold, acquired or placed in service during the period.

(b)                                 Represents the square footage of expiring leases and leases scheduled to expire in the future for which new leases or renewals were signed during the period, as well as internal administrative adjustments.

(c)                                  Includes leases expiring June 30, 2016 aggregating 104,901 square feet for which no new leases were signed.

(d)                                 Excludes 3 Sylvan Way, a vacant 147,241 square-foot office building acquired December 23, 2015 and being prepared for lease up.

(e)                                  Market percent leased derived by inverting the market direct vacancy rate for all office classes as published by Cushman & Wakefield.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Leasing - Year-to-Date Stats

(for the six months ended June 30, 2016)

Consolidated Commercial In-Service Portfolio

Business Line	# of	Total	Sq. Ft.	Sq. Ft. Renewed and	Wtd. Avg.	Wtd. Avg.	Leasing Costs Per
Market/Submarket	Transactions	Sq. Ft.	New Leases	Other Retained (a)	Term (Yrs.)	Base Rent (b)	Sq. Ft. Per Year (c)
CORE
Northern NJ
Bergen Route 4 East	1	2,266	—	2,266	5.1	25.63	1.48
Bergen Route 17/GSP	5	31,486	—	31,486	4.9	26.94	3.19
GW Bridge	3	8,373	—	8,373	3.1	25.42	3.51
Morris Route 10/24	4	33,501	—	33,501	2.3	29.28	10.43
Parsippany	18	212,544	103,098	109,446	7.8	27.02	5.46
Suburban Passaic	3	7,393	3,035	4,358	4.0	22.76	2.87
Central NJ
Clark & Cranford	12	67,076	36,548	30,528	6.9	23.59	5.25
Mercer Southern	1	95,000	—	95,000	7.4	23.75	0.84
Monmouth County	1	167	—	167	6.0	25.63	1.45
Princeton	5	8,631	4,352	4,279	3.9	30.05	4.25
Woodbridge/Edison	4	84,386	61,068	23,318	9.4	35.46	5.78
Westchester Co., NY
Elmsford	2	390	—	390	1.0	25.77	0.20
Hawthorne	2	33,124	—	33,124	4.8	27.37	2.96
White Plains CBD	7	33,156	2,243	30,913	3.2	32.95	3.88
Yonkers	1	2,129	—	2,129	3.0	28.54	0.20
CORE Totals/Weighted Avg.	69	619,622	210,344	409,278	6.8	27.72	4.54

HUDSON WATERFRONT	11	679,419	155,779	523,640	9.1	38.73	6.60

FLEX
Northern NJ
Hudson Waterfront	3	7,835	7,835	—	7.1	46.77	3.83
Suburban Passaic	6	59,132	—	59,132	4.1	17.04	1.67
Central NJ
Mercer Southern	1	3,725	3,725	—	2.0	20.47	9.96
Monmouth County	5	23,860	8,853	15,007	3.6	18.34	4.08
Westchester Co., NY
Elmsford	12	84,640	38,063	46,577	5.5	18.37	2.38
Hawthorne	5	27,987	11,458	16,529	4.7	18.87	1.09
Yonkers	4	40,988	5,323	35,665	2.5	20.65	2.10
Burlington Co., NJ	6	46,732	15,400	31,332	3.8	10.71	1.51
Stamford, CT Non-CBD	1	11,549	—	11,549	3.0	21.99	1.29
FLEX Totals/Weighted Avg.	43	306,448	90,657	215,791	4.2	18.18	2.15

Schedules/Footnotes continue on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Leasing - Year-to-Date Stats (continued)

(for the six months ended June 30, 2016)

Consolidated Commercial In-Service Portfolio (continued)

Business Line	# of	Total	Sq. Ft.	Sq. Ft. Renewed and	Wtd. Avg.	Wtd. Avg.	Leasing Costs Per
Market/Submarket	Transactions	Sq. Ft.	New Leases	Other Retained (a)	Term (Yrs.)	Base Rent (b)	Sq. Ft. Per Year (c)
NON-CORE
Northern NJ
Bergen Rt 17/GSP	6	35,653	25,081	10,572	4.2	23.43	3.83
Roseland/Short Hills	6	40,086	13,236	26,850	5.8	24.71	1.78
Parsippany	2	27,877	20,867	7,010	4.7	20.12	5.61
Central NJ
Middlesex South/8A	2	7,679	1,478	6,201	2.7	24.44	4.60
Monmouth County	2	29,809	8,935	20,874	2.6	23.32	4.48
Somerset Route 78	5	9,492	4,523	4,969	5.7	25.19	4.35
Washington DC/MD
MD-Greenbelt	9	23,846	8,827	15,019	3.4	22.62	3.39
MD-Lanham	1	4,582	—	4,582	2.2	19.09	0.20
NON-CORE Totals/Weighted Avg.	33	179,024	82,947	96,077	4.2	23.10	3.53

COMPANY Totals/Weighted Avg.	156	1,784,513	539,727	1,244,786	7.0	29.81	5.26

Tenant Retention	Leases Retained	60.7%
	Sq. Ft. Retained	75.0%

(a)                                 “Other Retained” transactions include existing tenants’ expansions and relocations within the same building.

(b)                                 Equals triple net rent plus common area costs and real estate taxes, as applicable.

(c)                                  Represents estimated workletter costs of $42,346,418 and commissions of $23,136,777 committed, but not necessarily expended, during the period for second generation space aggregating 1,781,078 square feet.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Leasing - Expirations by Region

The following table sets forth a schedule of lease expirations for the total of the Company’s office, office/flex, industrial/warehouse and stand-alone retail properties included in the Consolidated Commercial Properties beginning July 1, 2016, assuming that none of the tenants exercise renewal or termination options (with a breakdown by region for 2016 through 2018 only):

2017 expirations have been reduced by over 600,000 square feet since the beginning of the year.

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

3rd Quarter, 2016	63	371,882	1.9	9,024,028	24.27	1.9
4th Quarter, 2016	68	341,653	1.7	7,431,404	21.75	1.5
TOTAL — 2016	131	713,535	3.6	16,455,432	23.06	3.4

July 1 - Dec 31, 2016 (c)
Northern NJ	53	257,173	1.3	6,589,364	25.62	1.4
Central NJ	34	289,761	1.5	6,611,110	22.82	1.4
Westchester Co., NY	25	88,643	0.4	1,975,035	22.28	0.4
Southern NJ	3	23,133	0.1	145,565	6.29	(d)
Fairfield, CT	1	7,000	(d)	70,000	10.00	(d)
Washington, DC/MD	15	47,825	0.3	1,064,358	22.26	0.2
TOTAL — 2016	131	713,535	3.6	16,455,432	23.06	3.4

2017
Northern NJ	117	1,583,422	7.9	48,292,159	30.50	10.1
Central NJ	81	675,834	3.4	16,261,501	24.06	3.4
Westchester Co., NY	81	356,264	1.8	7,747,034	21.75	1.6
Southern NJ	17	181,606	0.9	1,467,242	8.08	0.3
Fairfield, CT	3	121,028	0.6	1,684,088	13.91	0.4
Washington, DC/MD	20	70,213	0.4	1,671,759	23.81	0.4
TOTAL — 2017	319	2,988,367	15.0	77,123,783	25.81	16.2

2018
Northern NJ	100	1,100,907	5.5	31,159,001	28.30	6.5
Central NJ	81	611,286	3.1	15,004,232	24.55	3.1
Westchester Co., NY	77	597,060	3.0	10,185,966	17.06	2.1
Southern NJ	25	344,186	1.7	2,669,081	7.75	0.6
Fairfield, CT	1	88,000	0.4	1,651,760	18.77	0.4
Washington, DC/MD	22	73,367	0.4	1,708,129	23.28	0.4
TOTAL — 2018	306	2,814,806	14.1	62,378,169	22.16	13.1

Schedule continued, with footnotes, on subsequent page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Leasing - Expirations by Region (continued)

				Percentage of Total		Average Annualized Base
		Net Rentable Area		Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring		Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)		Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2019	274	2,652,782		13.3	57,945,027	21.84	12.1

2020	222	1,840,020		9.2	41,253,436	22.42	8.6

2021	185	1,688,774		8.5	41,990,337	24.86	8.8

2022	121	1,227,608		6.2	30,238,869	24.63	6.3

2023	80	1,583,243		7.9	36,701,902	23.18	7.7

2024	64	1,133,604		5.7	27,727,812	24.46	5.8

2025	37	780,738		3.9	17,198,009	22.03	3.6

2026	49	882,163		4.4	25,342,377	28.73	5.3

2027 and thereafter	33	1,632,832		8.2	43,127,929	26.41	9.1
Totals/Weighted Average	1,821	19,938,472	(c) (e)	100.0	477,483,082	23.95	100.0

(a)

Includes office, office/flex, industrial/warehouse and stand-alone retail property tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

(b)

Annualized base rental revenue is based on actual June 2016 billings times 12. For leases whose rent commences after July 1, 2016 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(c)	Includes leases expiring June 30, 2016 aggregating 104,901 square feet and representing annualized rent of $1,910,172 for which no new leases were signed.
(d)	Represents 0.05% or less.
(e)	Reconciliation to Company’s total net rentable square footage is as follows:

Square Feet
Square footage leased to commercial tenants	19,938,472
Square footage used for corporate offices, management offices, building use, retail tenants, food services, other ancillary service tenants and occupancy adjustments	403,686
Square footage unleased	3,121,447
Total net rentable square footage (does not include land leases)	23,463,605

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Leasing - Expirations by Type

The following table sets forth a schedule of lease expirations for all consolidated properties beginning July 1, 2016, assuming that none of the tenants exercise renewal or termination options:

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

July 1- Dec 31, 2016
Core	59	317,966	1.6	8,745,075	27.50	1.8
Waterfront	2	9,664	0.1	404,119	41.82	0.1
Flex	30	201,428	1.0	3,026,433	15.02	0.6
Non-Core	40	184,477	0.9	4,279,805	23.20	0.9
TOTAL — 2016	131	713,535	3.6	16,455,432	23.06	3.4

2017
Core	136	947,488	4.8	25,300,908	26.70	5.3
Waterfront	22	697,884	3.5	26,069,329	37.35	5.5
Flex	81	644,050	3.2	8,686,848	13.49	1.8
Non-Core	80	698,945	3.5	17,066,698	24.42	3.6
TOTAL — 2017	319	2,988,367	15.0	77,123,783	25.81	16.2

2018
Core	127	830,792	4.2	22,283,349	26.82	4.7
Waterfront	12	457,848	2.3	15,646,786	34.17	3.3
Flex	99	1,125,327	5.6	14,557,461	12.94	3.0
Non-Core	68	400,839	2.0	9,890,573	24.67	2.1
TOTAL — 2018	306	2,814,806	14.1	62,378,169	22.16	13.1

2019
Core	116	1,058,767	5.3	28,271,271	26.70	5.9
Waterfront	13	209,349	1.0	6,773,724	32.36	1.4
Flex	76	952,753	4.8	13,209,543	13.86	2.8
Non-Core	69	431,913	2.2	9,690,489	22.44	2.0
TOTAL — 2019	274	2,652,782	13.3	57,945,027	21.84	12.1

2020
Core	114	1,029,882	5.2	25,448,202	24.71	5.3
Waterfront	8	70,779	0.3	2,511,423	35.48	0.5
Flex	51	425,761	2.1	5,687,667	13.36	1.2
Non-Core	49	313,598	1.6	7,606,144	24.25	1.6
TOTAL — 2020	222	1,840,020	9.2	41,253,436	22.42	8.6

2021
Core	75	651,413	3.3	17,905,754	27.49	3.7
Waterfront	15	362,001	1.8	12,067,416	33.34	2.5
Flex	46	393,478	2.0	5,471,462	13.91	1.2
Non-Core	49	281,882	1.4	6,545,705	23.22	1.4
TOTAL — 2021	185	1,688,774	8.5	41,990,337	24.86	8.8

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Leasing - Expirations by Type (continued)

				Percentage of Total		Average Annualized Base
		Net Rentable Area		Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring		Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)		Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

2022
Core	63	537,790		2.7	14,474,434	26.91	3.1
Waterfront	11	252,201		1.3	7,339,789	29.10	1.5
Flex	21	187,381		0.9	2,571,144	13.72	0.5
Non-Core	26	250,236		1.3	5,853,502	23.39	1.2
TOTAL — 2022	121	1,227,608		6.2	30,238,869	24.63	6.3

2023
Core	37	794,861		3.9	17,700,411	22.27	3.7
Waterfront	9	329,554		1.7	10,536,261	31.97	2.2
Flex	15	247,197		1.2	3,554,522	14.38	0.7
Non-Core	19	211,631		1.1	4,910,708	23.20	1.1
TOTAL — 2023	80	1,583,243		7.9	36,701,902	23.18	7.7

2024
Core	32	620,762		3.2	15,753,605	25.38	3.3
Waterfront	6	166,111		0.8	5,873,866	35.36	1.2
Flex	18	242,349		1.2	3,700,503	15.27	0.8
Non-Core	8	104,382		0.5	2,399,838	22.99	0.5
TOTAL — 2024	64	1,133,604		5.7	27,727,812	24.46	5.8

2025
Core	15	363,067		1.8	8,932,468	24.60	1.9
Waterfront	4	95,077		0.5	2,968,850	31.23	0.6
Flex	12	204,851		1.0	2,623,586	12.81	0.5
Non-Core	6	117,743		0.6	2,673,105	22.70	0.6
TOTAL — 2025	37	780,738		3.9	17,198,009	22.03	3.6

2026
Core	23	431,956		2.2	12,293,968	28.46	2.6
Waterfront	11	299,111		1.5	10,119,674	33.83	2.1
Flex	12	84,741		0.4	1,316,440	15.53	0.3
Non-Core	3	66,355		0.3	1,612,295	24.30	0.3
TOTAL — 2026	49	882,163		4.4	25,342,377	28.73	5.3

2027 and thereafter
Core	15	713,360		3.6	16,964,978	23.78	3.6
Waterfront	15	887,087		4.5	25,373,581	28.60	5.3
Flex	2	23,085		0.1	459,220	19.89	0.1
Non-Core	1	9,300		(d)	330,150	35.50	0.1
TOTAL — 2027 and thereafter	33	1,632,832		8.2	43,127,929	26.41	9.1

Totals/Weighted Average	1,821	19,938,472	(c)	100.0	477,483,082	23.95	100.0

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Leasing - Expirations (Core)

The following table sets forth a schedule of lease expirations for the core properties beginning July 1, 2016, assuming that none of the tenants exercise renewal or termination options:

				Percentage of Total		Average Annualized Base
		Net Rentable Area		Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring		Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)		Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

July 1-Dec 31, 2016	59	317,966		3.8	8,745,075	27.50	4.1

2017	136	947,488		11.4	25,300,908	26.70	11.8

2018	127	830,792		10.0	22,283,349	26.82	10.4

2019	116	1,058,767		12.7	28,271,272	26.70	13.1

2020	114	1,029,882		12.4	25,448,203	24.71	11.9

2021	75	651,413		7.9	17,905,755	27.49	8.4

2022	63	537,790		6.5	14,474,434	26.91	6.8

2023	37	794,861		9.6	17,700,411	22.27	8.3

2024	32	620,762		7.5	15,753,605	25.38	7.4

2025	15	363,067		4.4	8,932,468	24.60	4.2

2026	23	431,956		5.2	12,293,967	28.46	5.7

2027 and thereafter	15	713,360		8.6	16,964,978	23.78	7.9
Totals/Weighted Average	812	8,298,104	(c)	100.0	214,074,425	25.80	100.0

Notes:

(a)                     Includes tenants of core properties only.  Excludes leases for amenity, retail, parking and month-to-month tenants.  Some tenants have multiple leases.

(b)                     Annualized base rental revenue is based on actual June2016 billings times 12. For leases whose rent commences after July 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above. Includes office/flex tenants only.  Excludes leases for amenity, retail, parking and month-to-month tenants.  Some tenants have multiple leases.

(c)                      Includes leases expiring June 30, 2016 aggregating 61,208 square feet and representing annualized rent of $1,525,560 for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Leasing - Expirations (Waterfront)

The following table sets forth a schedule of lease expirations for the waterfront properties beginning July 1, 2016, assuming that none of the tenants exercise renewal or termination options.

			Percentage of Total		Average Annualized Base
		Net Rentable Area	Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring	Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)	Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

July 1-Dec 31, 2016	2	9,664	0.3	404,120	41.82	0.3

2017	22	697,884	18.2	26,069,329	37.35	20.6

2018	12	457,848	11.9	15,646,786	34.17	12.5

2019	13	209,349	5.5	6,773,724	32.36	5.4

2020	8	70,779	1.8	2,511,423	35.48	2.0

2021	15	362,001	9.4	12,067,416	33.34	9.6

2022	11	252,201	6.6	7,339,789	29.10	5.8

2023	9	329,554	8.6	10,536,261	31.97	8.4

2024	6	166,111	4.3	5,873,866	35.36	4.7

2025	4	95,077	2.5	2,968,850	31.23	2.4

2026	11	299,111	7.8	10,119,674	33.83	8.1

2027 and thereafter	15	887,087	23.1	25,373,581	28.60	20.2
Totals/Weighted Average	128	3,836,666	100.0	125,684,819	32.76	100.0

Notes:
(a)	Includes tenants of waterfront properties only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.
(b)

Annualized base rental revenue is based on actual June 2016 billings times 12. For leases whose rent commences after July 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, the historical results may differ from those set forth above.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Leasing - Expirations (Flex)

The following table sets forth a schedule of lease expirations for the flex properties beginning July 1, 2016, assuming that none of the tenants exercise renewal or termination options:

				Percentage of Total		Average Annualized Base
		Net Rentable Area		Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring		Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)		Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

July 1-Dec 31, 2016	30	201,428		4.3	3,026,432	15.02	4.7

2017	81	644,050		13.6	8,686,847	13.49	13.4

2018	99	1,125,327		23.8	14,557,461	12.94	22.4

2019	76	952,753		20.1	13,209,543	13.86	20.4

2020	51	425,761		9.0	5,687,667	13.36	8.8

2021	46	393,478		8.3	5,471,462	13.91	8.4

2022	21	187,381		4.0	2,571,144	13.72	4.0

2023	15	247,197		5.2	3,554,522	14.38	5.5

2024	18	242,349		5.1	3,700,503	15.27	5.7

2025	12	204,851		4.3	2,623,586	12.81	4.0

2026	12	84,741		1.8	1,316,440	15.53	2.0

2027 and thereafter	2	23,085		0.5	459,220	19.89	0.7
Totals/Weighted Average	463	4,732,401	(c)	100.0	64,864,827	13.71	100.0

Notes:

(a)                     Includes tenants of flex properties only.  Excludes leases for amenity, retail, parking and month-to-month tenants.  Some tenants have multiple leases.

(b)                     Annualized base rental revenue is based on actual June 2016 billings times 12. For leases whose rent commences after July 1, 2016 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(c)                      Includes leases expiring June 30, 2016 aggregating 37,319 square feet and representing annualized rent of $235,210 for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Leasing - Expirations (Non-Core)

The following table sets forth a schedule of lease expirations for the non-core properties beginning July  1, 2016, assuming that none of the tenants exercise renewal or termination options:

				Percentage of Total		Average Annualized Base
		Net Rentable Area		Leased Square Feet	Annualized Base	Rent Per Net Rentable	Percentage of Annual
Year of	Number of	Subject to Expiring		Represented by	Rental Revenue Under	Square Foot Represented	Base Rent Under
Expiration/Market	Leases Expiring (a)	Leases (Sq. Ft.)		Expiring Leases (%)	Expiring Leases ($) (b)	by Expiring Leases ($)	Expiring Leases (%)

July 1-Dec 31, 2016	40	184,477		6.0	4,279,805	23.20	5.9

2017	80	698,945		22.7	17,066,697	24.42	23.4

2018	68	400,839		13.1	9,890,572	24.67	13.6

2019	69	431,913		14.0	9,690,489	22.44	13.3

2020	49	313,598		10.2	7,606,144	24.25	10.4

2021	49	281,882		9.2	6,545,705	23.22	9.0

2022	26	250,236		8.2	5,853,502	23.39	8.0

2023	19	211,631		6.9	4,910,708	23.20	6.7

2024	8	104,382		3.4	2,399,838	22.99	3.3

2025	6	117,743		3.8	2,673,105	22.70	3.7

2026	3	66,355		2.2	1,612,295	24.30	2.2

2027 and thereafter	1	9,300		0.3	330,150	35.50	0.5
Totals/Weighted Average	418	3,071,301	(c)	100.0	72,859,010	23.72	100.0

Notes:

(a)                     Includes tenants of non-core properties only.  Excludes leases for amenity, retail, parking and month-to-month tenants.  Some tenants have multiple leases.

(b)                     Annualized base rental revenue is based on actual June 2016 billings times 12. For leases whose rent commences after July 1, 2016 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(c)                      Includes leases expiring June 30, 2016 aggregating 6,374 square feet and representing annualized rent of $149,402 for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Earnings - FFO and Core FFO per Share

(amounts are per diluted share, except share count in thousands) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income available to common shareholders	$0.54	$0.40	$1.23	$0.37
Add (deduct): Real estate-related depreciation and amortization on continuing operations (a)	0.48	0.47	0.95	0.93
Gain on change of control of interests	(0.05)	—	(0.15)	—
Realized (gains) losses and unrealized losses on disposition of rental property, net	(0.27)	(0.34)	(0.85)	(0.34)
Gain on sale of investment in unconsolidated joint venture	(0.06)	(0.06)	(0.06)	(0.06)
Noncontrolling interest/rounding adjustment	—	(0.01)	—	(0.01)
Funds from operations (b)	$0.64	$0.46	$1.12	$0.89

Add:
Acquisition-related costs	$0.02	—	$0.02	—
Dead deal costs	0.01	—	0.01	—
Mark-to-market interest rate swap	—	—	0.01	—
Deduct:
Net real estate tax proceeds	—	$(0.02)	—	$(0.02)
Gain from extinguishment of debt	(0.12)	—	(0.12)	—
Noncontrolling interest/rounding adjustment	—	0.01	—	—
Core FFO	$0.55	$0.45	$1.04	$0.87

(a)                     Includes the Company’s share from unconsolidated joint ventures of $0.05 and $0.05 for the three months ended June 30, 2016 and 2015, respectively, and $0.09 and $0.11 for the six months ended June 30, 2016 and 2015, respectively.

(b)                     Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO, Core FFO and AFFO” below.

Information About FFO, Core FFO and AFFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables above.

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company’s performance over time.  Adjusted FFO (“AFFO”) is defined as Core FFO less (i) recurring tenant improvements, leasing commissions and capital expenditures, (ii) straight-line rents and amortization of acquired below-market leases, net, and (iii) other non-cash income, plus (iv) other non-cash charges.  Core FFO and AFFO are presented solely as supplemental disclosure that the Company’s management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period.  Core FFO and AFFO are both non-GAAP financial measures that are not intended to represent cash flow and are not indicative of cash flows provided by operating activities as determined in accordance with GAAP.  There are not generally accepted definitions established for Core FFO or AFFO.  Therefore, the Company’s measures of Core FFO and AFFO may not be comparable to the Core FFO and AFFO reported by other REITs.  A reconciliation of net income per share to Core FFO and AFFO in dollars and per share are included in the financial tables on page 15.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Financials - Debt Stats

(dollars in thousands)

		Effective		June 30,	December 31,	Date of
	Lender	Interest Rate		2016	2015	Maturity
Senior Unsecured Notes: (a)
5.800%, Senior Unsecured Notes	public debt	5.806%		—	$200,000	01/15/16	(b)
2.500%, Senior Unsecured Notes	public debt	2.803%		$250,000	250,000	12/15/17
7.750%, Senior Unsecured Notes	public debt	8.017%		250,000	250,000	08/15/19
4.500%, Senior Unsecured Notes	public debt	4.612%		300,000	300,000	04/18/22
3.150%, Senior Unsecured Notes	public debt	3.517%		275,000	275,000	05/15/23
Principal balance outstanding				1,075,000	1,275,000
Adjustment for unamortized debt discount				(5,578)	(6,156)
Unamortized deferred financing costs				(4,480)	(5,062)
Total Senior Unsecured Notes, net:				$1,064,942	$1,263,782

Unsecured Term Loans:
Unsecured Term Loan	7 Lenders	3.13%		$350,000	—	01/07/19	(n)
Unamortized Deferred Financing Costs				(2,410)	—
Total Unsecured Term Loans:				$347,590	—

Revolving Credit Facilities:
Unsecured Facility (c)	17 Lenders	LIBOR +1.300%		$75,000	$155,000	07/31/17
Total Revolving Credit Facilities:				$75,000	$155,000

Property Mortgages: (d)
Port Imperial South (e)	Wells Fargo Bank N.A.	LIBOR+1.75%		—	$34,962	01/17/2016
6 Becker, 85 Livingston, 75 Livingston & 20 Waterview	Wells Fargo CMBS	10.260%		—	63,279	08/11/2014	(f)
9200 Edmonston Road	Principal Commercial Funding, L.L.C.	9.780%		—	3,793	05/01/2015	(g)
4 Becker	Wells Fargo CMBS	9.550%		$40,330	40,631	05/11/2016	(h)
Curtis Center (i)	CCRE & PREFG	LIBOR+5.912	%(j)	75,000	64,000	10/09/2016
Various (k)	Prudential Insurance	6.332%		142,443	143,513	01/15/2017
150 Main Street (l)	Webster Bank	LIBOR+2.35%		20,929	10,937	03/30/2017
Portside 7 (m)	RBS Citizens N.A. & Salem Five Cents Savings Bank	LIBOR+2.25%		42,500	—	12/04/2017
23 Main Street	JPMorgan CMBS	5.587%		28,195	28,541	09/01/2018
Port Imperial 4/5 Hotel	Fifth Third Bank & Santandar	LIBOR+4.50%		3,094	—	10/06/2018
Harborside Plaza 5	The Northwestern Mutual Life Insurance Co. & New York Life Insurance Co.	6.842%		215,723	217,736	11/01/2018
Chase II (n)	Fifth Third Bank	LIBOR+2.25%		8,680	—	12/15/2018
100 Walnut Avenue	Guardian Life Ins. Co.	7.311%		18,131	18,273	02/01/2019
One River Center (o)	Guardian Life Ins. Co.	7.311%		41,534	41,859	02/01/2019
Park Square	Wells Fargo Bank N.A.	LIBOR+1.872	%(p)	27,500	27,500	04/10/2019
Port Imperial South 11 (q)	JPMorgan Chase	LIBOR+2.35%		1,639	—	11/24/2019
Port Imperial South 4/5 Retail	American General Life & A/G PC	4.559%		4,000	4,000	12/01/2021
The Chase at Overlook Ridge	New York Community Bank	3.740%		72,500	—	02/01/2023
Port Imperial South 4/5 Garage	American General Life & A/G PC	4.853%		32,600	32,600	12/01/2029
Principal balance outstanding				774,798	731,624
Adjustment for unamortized debt discount				—	(548)
Unamortized deferred financing costs				(5,375)	(4,465)
Total mortgages, loans payable and other obligations, net				769,423	726,611

Total Debt:				$2,256,955	$2,145,393

Note: Please see footnotes on next page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Financials - Debt Stats Footnotes

Footnotes to prior page:

(a)	Includes the cost of terminated treasury lock agreements (if any), offering and other transaction costs and the discount/premium on the notes, as applicable.
(b)	On January 15, 2016, the Company repaid these notes at their maturity using proceeds from a new unsecured term loan and borrowings under the Company’s unsecured revolving credit facility.
(c)

Total borrowing capacity under the facility is $600 million, is expandable to $1 billion and matures in July 2017. It has two six-month extension options each requiring the payment of a 7.5 basis point fee. The interest rate on outstanding borrowings (not electing the Company’s competitive bid feature) and the facility fee on the current borrowing capacity payable quarterly in arrears are based upon the Operating Partnership’s unsecured debt ratings.

(d)

Reflects effective rate of debt, including deferred financing costs, comprised of the cost of terminated treasury lock agreements (if any), debt initiation costs, mark-to-market adjustment of acquired debt and other transaction costs, as applicable.

(e)	On January 19, 2016, the loan was repaid in full at maturity, using borrowings from the Company’s revolving credit facility.
(f)

On April 22, 2016, the loan was repaid at a discounted amount of $51.5 million, using borrowings from the Company’s revolving credit facility. Accordingly, the Company recognized a gain on extinguishment of debt of $12.4 million.

(g)	On May 5, 2016, the Company transferred the deed for 9200 Edmonston Road to the lender in satisfaction of its obligations and recorded a gain of $0.2 million.
(h)	The Company has begun discussions with the lender regarding the past due maturity of the loan.
(i)

The Company owns a 50 percent tenants-in-common interest in the Curtis Center Property. The Company’s $75 million loan consists of its 50 percent interest in a $102 million senior loan with a current rate of 3.7371 percent at June 30, 2016 and its 50 percent interest in a $48 million mezzanine loan with a current rate of 9.943 percent at June 30, 2016. The senior loan rate is based on a floating rate of one-month LIBOR plus 329 basis points and the mezzanine loan rate is based on a floating rate of one-month LIBOR plus 950 basis points. The Company has entered into LIBOR caps for the periods of the loans. The loans provide for three one-year extension options.

(j)	The effective interest rate includes amortization of deferred financing costs of 1.362 percent.
(k)	Mortgage is cross collateralized by seven properties. The Company has agreed, subject to certain conditions, to guarantee repayment of $61.1 million of the loan.
(l)	This construction loan has a maximum borrowing capacity of $28.8 million.
(m)	On July 8, 2016, the loan was repaid in full from loan refinancing proceeds.
(n)	This construction loan has a maximum borrowing capacity of $48 million.
(o)	Mortgage is collateralized by the three properties comprising One River Center.
(p)	The effective interest rate includes amortization of deferred financing costs of 0.122 percent.
(q)	This construction loan has a maximum borrowing capacity of $78 million.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Financials - Joint Ventures

The following is a summary of the financial position of the unconsolidated joint ventures in which the Company had investment interests as of June 30, 2016 and December 31, 2015, respectively: (dollars in thousands)

	June 30,	December 31,
	2016	2015
Assets:
Rental property, net	$1,598,623	$1,781,621
Other assets	269,073	307,000
Total assets	$1,867,696	$2,088,621
Liabilities and partners’/ members’ capital:
Mortgages and loans payable	$1,187,866	$1,298,293
Other liabilities	229,941	215,951
Partners’/members’ capital	449,889	574,377
Total liabilities and partners’/members’ capital	$1,867,696	$2,088,621

The following is a summary of the Company’s investment in unconsolidated joint ventures as of June 30, 2016 and December 31, 2015, respectively: (dollars in thousands)

	June 30,	December 31,
Entity/Property Name	2016	2015
Multi-family
Marbella RoseGarden, L.L.C./ Marbella (c)	$15,362	$15,569
RoseGarden Monaco Holdings, L.L.C./ Monaco (c)	346	937
Rosewood Morristown, L.L.C. / Metropolitan at 40 Park (c)	5,784	5,723
Riverwalk G Urban Renewal, L.L.C./ RiverTrace at Port Imperial (c) (f)	10,683	—
Elmajo Urban Renewal Associates, LLC / Lincoln Harbor (Bldg A&C) (c)	—	—
Crystal House Apartments Investors LLC / Crystal House	29,687	28,114
Roseland/Port Imperial Partners, L.P./ Riverwalk C (c)	1,678	1,678
RoseGarden Marbella South, L.L.C./ Marbella II	17,514	16,728
Estuary Urban Renewal Unit B, LLC / Lincoln Harbor (Bldg B) (c)	—	—
Riverpark at Harrison I, L.L.C./ Riverpark at Harrison	2,257	2,544
Capitol Place Mezz LLC / Station Townhouses	44,923	46,267
Harborside Unit A Urban Renewal, L.L.C. / URL Harborside	98,518	96,799
RoseGarden Monaco, L.L.C./ San Remo Land	1,370	1,339
Grand Jersey Waterfront URA, L.L.C./ Liberty Landing	337	337
Hillsborough 206 Holdings, L.L.C. /Hillsborough 206	1,962	1,962
Plaza VIII & IX Associates, L.L.C./Vacant land (parking operations)	4,230	4,055
PruRose Port Imperial South 15, LLC /RiversEdge at Port Imperial (c) (e)	—	—
PruRose Port Imperial South 13, LLC /RiverParc at Port Imperial (c) (e)	—	—
Office
Red Bank Corporate Plaza, L.L.C./ Red Bank	4,085	4,140
12 Vreeland Associates, L.L.C./ 12 Vreeland Road	6,082	5,890
BNES Associates III / Offices at Crystal Lake	2,587	2,295
KPG-P 100 IMW JV, LLC / 100 Independence Mall West	—	—
Keystone-Penn (c)	—	—
Keystone-TriState (c) (d)	3,288	3,958
KPG-MCG Curtis JV, L.L.C./ Curtis Center (a)	62,144	59,858
Other
Roseland/North Retail, L.L.C./ Riverwalk at Port Imperial (c)	1,733	1,758
South Pier at Harborside / Hyatt Regency Jersey City on the Hudson (b)	—	—
Other	630	3,506
Company’s investment in unconsolidated joint ventures	$315,200	$303,457

(a)                     Includes undivided interests in the same manner as investments in noncontrolled partnerships, pursuant to ASC 810.

(b)                     The negative investment balance for this joint venture of $3,847 and $3,317 as of June 30, 2016 and December 31, 2015, respectively, were included in accounts payable, accrued expenses and other liabilities.

(c)                      The Company’s ownership interests in this venture are subordinate to its partner’s preferred capital balance and the Company is not expected to meaningfully participate in the venture’s cash flows in the near term.

(d)                     Includes Company’s pari-passu interests in five properties.

(e)                      Company’s interests in the unconsolidated joint ventures were sold during the quarter ended June 30, 2016.

(f)                       Company acquired additional interest on April 1, 2016 for $11.3 million.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Financials - Joint Ventures

The following is a summary of the results of operations of the unconsolidated joint ventures for the period in which the Company had investment interests for the three months and six months ended June 30, 2016 and 2015, respectively: (dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Total revenues	$94,193	$81,075	$164,315	$155,552
Operating and other expenses	(65,456)	(55,953)	(111,017)	(113,309)
Depreciation and amortization	(16,924)	(17,816)	(35,766)	(34,809)
Interest expense	(13,415)	(13,324)	(27,464)	(24,658)
Net loss	$(1,602)	$(6,018)	$(9,932)	$(17,224)

The following is a summary of the Company’s equity in earnings (loss) of unconsolidated joint ventures for the three and six months June 30, 2016 and 2015, respectively: (dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Entity/Property Name	2016	2015	2016	2015
Multi-family
Marbella RoseGarden, L.L.C./ Marbella (a)	$47	$61	$132	$122
RoseGarden Monaco Holdings, L.L.C./ Monaco (a)	(300)	(313)	(592)	(629)
Rosewood Morristown, L.L.C. / Metropolitan at 40 Park (a)	(82)	(91)	(163)	(185)
Riverwalk G Urban Renewal, L.L.C./ RiverTrace at Port Imperial (a)	(595)	(276)	(595)	(530)
Elmajo Urban Renewal Associates, LLC / Lincoln Harbor (Bldg A&C) (a)	—	—	—	—
Crystal House Apartments Investors LLC / Crystal House	(110)	13	(222)	3
Roseland/Port Imperial Partners, L.P./ Riverwalk C (a)	—	(125)	—	(309)
RoseGarden Marbella South, L.L.C./ Marbella II	(307)	—	(307)	—
Estuary Urban Renewal Unit B, LLC / Lincoln Harbor (Bldg B) (a)	—	—	—	—
Riverpark at Harrison I, L.L.C./ Riverpark at Harrison	(102)	(150)	(130)	(324)
Capitol Place Mezz LLC / Station Townhouses	(727)	(1,263)	(1,495)	(1,188)
Harborside Unit A Urban Renewal, L.L.C. / URL Harborside	—	—	(17)	—
RoseGarden Monaco, L.L.C./ San Remo Land	—	—	—	—
Grand Jersey Waterfront URA, L.L.C./ Liberty Landing	—	—	(60)	(19)
Hillsborough 206 Holdings, L.L.C./ Hillsborough 206	(13)	(5)	(32)	(5)
Plaza VIII & IX Associates, L.L.C./ Vacant land (parking operations)	98	70	175	156
Office
Red Bank Corporate Plaza, L.L.C./ Red Bank	108	112	210	222
12 Vreeland Associates, L.L.C./ 12 Vreeland Road	108	86	192	72
BNES Associates III / Offices at Crystal Lake	17	52	(177)	121
KPG-P 100 IMW JV, LLC / 100 Independence Mall West	—	(379)	—	(763)
Keystone-Penn (a)	—	—	—	—
Keystone-TriState (a)	(191)	(242)	(668)	(1,590)
KPG-MCG Curtis JV, L.L.C./ Curtis Center	226	232	405	428
Other
Roseland/North Retail, L.L.C./ Riverwalk at Port Imperial (a)	(9)	(18)	(25)	(36)
South Pier at Harborside / Hyatt Regency Jersey City on the Hudson	987	868	820	784
Other	231	(961)	381	(2,188)
Company’s equity in earnings (loss) of unconsolidated joint ventures	$(614)	$(2,329)	$(2,168)	$(5,858)

(a)         The Company’s ownership interests in this venture are subordinate to its partner’s preferred capital balance and the Company is not expected to meaningfully participate in the venture’s cash flows in the near term.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Financials - Joint Ventures

The following is a summary of the Company’s funds from operations of unconsolidated joint ventures for the three months and six months ended June 30, 2016 and 2015, respectively: (dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Entity/Property Name	2016	2015	2016	2015
Multi-family
Marbella RoseGarden, L.L.C./ Marbella (a)	$320	$317	$670	$634
RoseGarden Monaco Holdings, L.L.C./ Monaco (a)	18	—	45	(4)
Rosewood Morristown, L.L.C. / Metropolitan at 40 Park (a)	12	4	25	5
Riverwalk G Urban Renewal, L.L.C./ RiverTrace at Port Imperial (a)	(161)	(48)	(161)	(74)
Elmajo Urban Renewal Associates, LLC / Lincoln Harbor (Bldg A&C) (a)	45	119	164	119
Crystal House Apartments Investors LLC / Crystal House	183	306	364	589
Roseland/Port Imperial Partners, L.P./ Riverwalk C (a)	—	(124)	—	(309)
RoseGarden Marbella South, L.L.C./ Marbella II	(107)	—	(107)	—
Estuary Urban Renewal Unit B, LLC / Lincoln Harbor (Bldg B) (a)	65	—	65	—
Riverpark at Harrison I, L.L.C./ Riverpark at Harrison	(6)	(53)	67	(141)
Capitol Place Mezz LLC / Station Townhouses	49	(570)	86	(495)
Harborside Unit A Urban Renewal, L.L.C. / URL Harborside	—	—	(17)	—
RoseGarden Monaco, L.L.C./ San Remo Land	—	—	—	—
Grand Jersey Waterfront URA, L.L.C./ Liberty Landing	—	—	(60)	(20)
Hillsborough 206 Holdings, L.L.C./ Hillsborough 206	(12)	(5)	(31)	(5)
Plaza VIII & IX Associates, L.L.C./ Vacant land (parking operations)	103	76	187	168
Office
Red Bank Corporate Plaza, L.L.C./ Red Bank	225	228	442	455
12 Vreeland Associates, L.L.C./ 12 Vreeland Road	192	133	359	204
BNES Associates III / Offices at Crystal Lake	60	76	(106)	168
KPG-P 100 IMW JV, LLC / 100 Independence Mall West	—	(197)	—	(399)
Keystone-Penn (a)	—	—	—	—
Keystone-TriState (a)	150	414	165	384
KPG-MCG Curtis JV, L.L.C./ Curtis Center	1,044	1,160	2,130	2,320
Other
Roseland/North Retail, L.L.C./ Riverwalk at Port Imperial (a)	12	3	17	7
South Pier at Harborside / Hyatt Regency Jersey City on the Hudson	1,731	1,604	2,310	2,327
Other	231	(261)	606	(808)
Company’s funds from operations of unconsolidated joint ventures	$4,154	$3,182	$7,220	$5,125

(a)         The Company’s ownership interests in this venture are subordinate to its partner’s preferred capital balance and the Company is not expected to meaningfully participate in the venture’s cash flows in the near term.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Portfolio - Stats

(as of June 30, 2016)

Breakdown by Number of Properties (a)

							Stand-
		% of		% of	Industrial/	% of	Alone	% of	Land	% of	Multi-	% of	Totals	% of
STATE	Office	Total	Office/Flex	Total	Warehouse	Total	Retail	Total	Leases	Total	Family	Total	By State	Total
New Jersey	87	39.5%	48	21.8%	—	—	1	0.5%	—	—	3	1.4%	139	63.2%
New York	12	5.5%	41	18.6%	6	2.7%	2	0.9%	2	0.9%	—	—	63	28.6%
Connecticut	—	—	5	2.3%	—	—	—	—	—	—	—	—	5	2.3%
Wash., D.C./Maryland	7	3.2%	—	—	—	—	—	—	1	0.5%	—	—	8	3.7%
Massachusetts	—	—	—	—	—	—	—	—	—	—	5	2.2%	5	2.2%
TOTALS
By Type:	106	48.2%	94	42.7%	6	2.7%	3	1.4%	3	1.4%	8	3.6%	220	100.0%

(a)         Excludes 49 operating properties, aggregating approximately 5.7 million of commercial square feet and 3,587 apartment homes, which are not consolidated by the Company

Breakdown by Square Footage for Consolidated Commercial Properties (a)

							Stand-
		% of		% of	Industrial/	% of	Alone	% of	Totals	% of
STATE	Office	Total	Office/Flex	Total	Warehouse	Total	Retail	Total	By State	Total
New Jersey	16,178,524	68.9%	2,167,931	9.2%	—	—	16,736	0.1%	18,363,191	78.2%
New York	1,142,400	4.9%	2,348,812	10.0%	387,400	1.7%	17,300	0.1%	3,895,912	16.7%
Connecticut	—	—	273,000	1.2%	—	—	—	—	273,000	1.2%
Wash., D.C./Maryland	925,568	3.9%	—	—	—	—	—	—	925,568	3.9%
TOTALS
By Type:	18,246,492	77.7%	4,789,743	20.4%	387,400	1.7%	34,036	0.2%	23,457,671	100.0%

(a)         Excludes eight consolidated operating multi-family properties, aggregating 1,847 apartment homes; as well as 49 operating properties, aggregating approximately 5.7 million commercial square feet and 3,587 apartment homes, which are not consolidated by the Company.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Portfolio - Stats

(12 months ended June 30, 2016)

Breakdown by Base Rental Revenue (a) (b)

(dollars in thousands)

							Stand-
		% of	Office/	% of	Indust./	% of	Alone	% of	Land	% of	Multi-	% of	Totals		% of
STATE	Office	Total	Flex	Total	Warehouse	Total	Retail	Total	Leases	Total	Family	Total	By State		Total

New Jersey	$335,348	72.1%	$18,075	3.9%	—	—	—	—	—	—	$7,150	1.5%	$360,573		77.5%
New York	25,806	5.5%	34,404	7.4%	$4,404	1.0%	$528	0.1%	$362	0.1%	—	—	65,504		14.1%
Connecticut	—	—	4,086	0.9%	—	—	—	—	—	—	—	—	4,086		0.9%
Wash., D.C./Maryland	12,335	2.6%	—	—	—	—	—	—	153	—	—	—	12,488		2.6%
Massachusetts	—	—	—	—	—	—	—	—	—	—	22,877	4.9%	22,877		4.9%
TOTALS
By Type:	$373,489	80.2%	$56,565	12.2%	$4,404	1.0%	$528	0.1%	$515	0.1%	$30,027	6.4%	$465,528	(c)	100.0%

(a)                           Excludes 49 operating properties, aggregating approximately 5.7 million commercial square feet and 3,587 apartment homes, which are not consolidated by the Company.

(b)                           Total base rent for the 12 months ended June 30, 2016, determined in accordance with GAAP. Substantially all of the commercial leases provide for annual base rents plus recoveries and escalation charges based upon the tenants’ proportionate share of and/or increases in real estate taxes and certain costs, as defined, and the pass through of charges for electrical usage.

(c)                            Excludes $27.1 million from properties which were sold during the 12 months ended June 30, 2016.

Breakdown by Percentage Leased for Commercial Properties (a) (b)

					Weighted Avg.
STATE	Office	Office/Flex	Industrial/Warehouse	Stand-Alone Retail	By State
New Jersey	86.8%	89.7%	—	55.8%	87.1%
New York	83.3%	93.1%	97.9%	100.0%	90.7%
Connecticut	—	96.3%	—	—	96.3%
Washington, D.C./ Maryland	59.3%	—	—	—	59.3%

WEIGHTED AVG. By Type:	85.2%	91.7%	97.9%	78.3%	86.7%

(a)                           Excludes eight consolidated operating multi-family properties, aggregating 1,847 apartment homes; as well as 49 operating properties, aggregating approximately 5.7 million commercial square feet and 3,587 apartment homes, which are not consolidated by the Company, and parcels of land leased to others.

(b)                           Percentage leased includes all commercial leases in effect as of the period end date, some of which have commencement dates in the future as well as leases expiring June 30, 2016, aggregating 104,901 square feet for which no new leases were signed.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Portfolio - Land for Commercial Development

(as of June 30, 2016)

			Potential
			Commercial
Property	Location	Type of space	Square Feet (a)	Comments
Office:
Harborside	Jersey City, NJ	Office	1,067,000	Adjacent to URL J.V. development. Partially entitled.
Plaza VIII & IX Associates, LLC (b)	Jersey City, NJ	Office	1,225,000	Adjacent to URL J.V. development. Zoning approved.
Princeton Metro	West Windsor, NJ	Office	97,000	Land adjacent to Princeton train station. Zoning approved.
Princeton Overlook II	West Windsor, NJ	Office	149,500	Land adjacent to existing same-size building. Zoning approved.
Mack-Cali Princeton Executive Park	West Windsor, NJ	Office/Hotel	760,000	Large development parcel with mixed-use potential. Zoning approved.
Mack-Cali Business Campus	Parsippany & Hanover, NJ	Office/Retail	274,000	Adjacent to existing office park. Partially Entitled.
AAA Drive and South Gold Drive (c )	Hamilton Township, NJ	Office	219,000	Land part of existing office park. Zoning approved. Concept plans done.
Hillsborough 206 (b)	Hillsborough, NJ	Office	160,000	Concept plans done.
Capital Office Park/Eastpoint II	Greenbelt & Lanham, MD	Office/Hotel	717,000	Various parcels, offer flexibility of building size/type. Fully entitled.
Total Office:			4,668,500

Flex:
Horizon Center	Hamilton Township, NJ	Flex	68,000	Land part of existing office park. Zoning approved. Concept plans done.
Mack-Cali Commercenter	Totowa, NJ	Flex	30,000	Land part of existing office park. Partially entitled.
Mid-Westchester Executive Park and South Westchester Executive Park (d)	Hawthorne & Yonkers, NY	Flex	482,250	Land part of existing office park. Partially entitled. Concept plans done.

Total Flex:			580,250

Industrial/Warehouse:
Elmsford Distribution Center (d)	Elmsford, NY	Industrial/Warehouse	100,000	Land part of existing office park. Concept plans done.
Total Industrial/Warehouse:			100,000

Total:			5,348,750

(a)         Amount of square feet is subject to change.

(b)         Land owned or controlled by joint venture in which Mack-Cali is an equity partner.

(c)          These land parcels also includes existing office buildings totaling 35,270 and 33,962 square feet.

(d)         Mack-Cali holds an option to purchase this land.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Portfolio - Significant Tenants

The following table sets forth a schedule of the Company’s 50 largest tenants for the Consolidated Commercial Properties as of June 30, 2016, based upon annualized base rental revenue:

			Percentage of
		Annualized	Company	Square	Percentage	Year of
	Number of	Base Rental	Annualized Base	Feet	Total Company	Lease
	Properties	Revenue ($) (a)	Rental Revenue (%)	Leased	Leased Sq. Ft. (%)	Expiration

DB Services New Jersey, Inc.	2	12,393,864	2.6	411,108	2.1	(b)
National Union Fire Insurance Company of Pittsburgh, PA	2	11,191,058	2.3	388,651	1.9	(c)
Bank Of Tokyo-Mitsubishi FUJI, Ltd.	1	10,540,716	2.2	282,606	1.4	(d)
Forest Research Institute, Inc.	1	9,070,892	1.9	215,659	1.1	2017
ICAP Securities USA, LLC	2	7,608,702	1.6	180,946	0.9	(e)
Merrill Lynch Pierce Fenner	2	7,361,877	1.5	397,563	2.0	(f)
Montefiore Medical Center	7	7,338,836	1.5	310,084	1.6	(g)
KPMG, LLP	3	6,491,954	1.4	224,364	1.1	(h)
Daiichi Sankyo, Inc.	1	6,403,848	1.3	171,900	0.9	2022
TD Ameritrade Online Holdings	1	6,381,330	1.3	193,873	1.0	2020
HQ Global Workplaces, LLC	15	5,150,259	1.1	244,120	1.2	(i)
CohnReznick, LLP	3	4,998,165	1.0	170,141	0.9	(j)
New Cingular Wireless PCS, LLC	2	4,841,564	1.0	212,816	1.1	(k)
Vonage America, Inc.	1	4,515,000	0.9	350,000	1.8	2023
Arch Insurance Company	1	4,005,563	0.8	106,815	0.5	2024
Brown Brothers Harriman & Co.	1	3,673,536	0.8	114,798	0.6	2026
Morgan Stanley Smith Barney	3	3,665,965	0.8	129,896	0.7	(l)
UBS Financial Services, Inc.	3	3,606,759	0.8	127,429	0.6	(m)
SunAmerica Asset Management, LLC	1	3,167,756	0.7	69,621	0.3	2018
Allstate Insurance Company	4	3,156,653	0.7	131,802	0.7	(n)
Alpharma, LLC	1	3,142,580	0.7	112,235	0.6	2018
Tullett Prebon Holdings Corp.	1	3,127,970	0.7	100,759	0.5	2023
TierPoint New York, LLC	2	3,014,150	0.6	131,078	0.7	2024
United States of America-GSA	11	2,948,369	0.6	116,307	0.6	(o)
E*Trade Financial Corporation	1	2,930,757	0.6	106,573	0.5	2022
Natixis North America, Inc.	1	2,823,569	0.6	89,907	0.5	2021
AAA Mid-Atlantic, Inc.	2	2,787,265	0.6	129,784	0.7	(p)
SUEZ Water Management & Services, Inc.	1	2,727,383	0.6	121,217	0.6	(q)
Plymouth Rock Management Company of New Jersey	2	2,725,811	0.6	106,618	0.5	2020
Tradeweb Markets, LLC	1	2,721,070	0.6	65,242	0.3	2027
New Jersey Turnpike Authority	1	2,605,798	0.5	100,223	0.5	2017
Lowenstein Sandler LLP	1	2,565,602	0.5	98,677	0.5	2017
Connell Foley, LLP	2	2,520,674	0.5	95,130	0.5	(r)
AMTrust Financial Services, Inc.	1	2,460,544	0.5	76,892	0.4	2023
Movado Group, Inc.	1	2,458,150	0.5	98,326	0.5	2018
Bozzuto & Associates, Inc.	1	2,359,542	0.5	104,636	0.5	2025
Norris, McLaughlin & Marcus, PA	1	2,259,738	0.5	86,913	0.4	2017
Bunge Management Services, Inc.	1	2,221,151	0.5	66,303	0.3	2025
Barr Laboratories, Inc.	1	2,209,107	0.5	89,510	0.4	2016
Sumitomo Mitsui Banking Corp.	2	2,170,167	0.5	71,153	0.4	2021
Savvis Communications Corporation	1	2,144,220	0.5	71,474	0.4	2025
Hackensack University Health Network Inc. and Meridian Health System, Inc.	1	2,137,380	0.4	61,068	0.3	2027
Jeffries, LLC	1	2,133,942	0.4	62,763	0.3	2023
New Jersey City University	1	2,084,614	0.4	68,348	0.3	2035
Sun Chemical Management, LLC	1	2,034,798	0.4	66,065	0.3	2019
Syncsort, Inc.	1	1,991,439	0.4	73,757	0.4	2018
Investors Bank	1	1,940,584	0.4	70,384	0.4	2026
GBT US, LLC	1	1,920,565	0.4	49,563	0.2	2026
American General Life Insurance Company	1	1,854,974	0.4	74,199	0.3	2024
Bressler, Amery & Ross, P.C.	1	1,766,849	0.4	70,674	0.3	2023
Totals		198,353,059	41.5	7,069,970	35.5

See footnotes on subsequent page.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Portfolio - Significant Tenants

Footnotes for prior page:

(a)              Annualized base rental revenue is based on actual June 2016 billings times 12. For leases whose rent commences after July 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(b)              285,192 square feet expire 2017; 125,916 square feet expire 2019.

(c)               271,533 square feet expire in 2018; 117,118 square feet expire in 2019.

(d)              20,649 square feet expire in 2018; 24,607 square feet expire in 2019; 237,350 square feet expire in 2029.

(e)               159,834 square feet expire in 2017; 21,112 square feet expire in 2025.

(f)                9,356 square feet expire in 2019; 388,207 square feet expire in 2027.

(g)               22,570 square feet expire in 2016; 47,384 square feet expire in 2017; 64,815 square feet expire in 2018; 133,763 square feet expire in 2019; 8,600 square feet expire in 2020; 14,842 square feet expire in 2021; 9,610 square feet expire in 2022; 8,500 square feet expire in 2023.

(h)              88,652 square feet expire in 2017; 81,371 square feet expire in 2019; 54,341 square feet expire in 2026.

(i)                  12,407 square feet expire in 2017; 41,549 square feet expire in 2019; 21,008 square feet expire in 2020; 32,579 square feet expire in 2021; 15,523 square feet expire in 2023; 105,646 square feet expire in 2024; 15,408 square feet expire in 2027.

(j)                 15,085 square feet expire in 2017; 1,021 square feet expire in 2018; 154,035 square feet expire in 2020.

(k)              65,751 square feet expire in 2016; 147,065 square feet expire in 2018.

(l)                  26,262 square feet expire in 2018; 61,239 square feet expire in 2025; 42,395 square feet expire in 2026.

(m)          42,360 square feet expire in 2016; 13,340 square feet expire in 2022; 26,713 square feet expire in 2024; 45,016 square feet expire in 2026.

(n)              75,740 square feet expire in 2017; 51,606 square feet expire in 2018; 4,456 square feet in 2019.

(o)              31,473  square feet expire in 2016; 7,046 square feet expire in 2018; 28,102 square feet expire in 2020; 29,984 square feet expire in 2022; 19,702 square feet expire in 2023.

(p)              9,784 square feet expire in 2017; 120,000 square feet expire in 2027.

(q)              4,857 square feet expire in 2016; 116,360 square feet expire in 2035.

(r)                 77,719 square feet expire in 2016; 17,411 square feet expire in 2026.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Portfolio - Markets

As noted below, the Company’s top four markets currently account for over 77 percent of its annualized base rental revenue.

The following table lists the Company’s markets based on annualized commercial contractual base rent of the Consolidated Commercial In-Service Properties:

		Percentage of
		Company
		Annualized	Total Property
	Annualized Base	Base Rental	Size Rentable	Percentage of
Market	Rental Revenue ($)	Revenue (%)	Area	Rentable Area (%)
Jersey City, NJ	125,991,220	26.3	4,334,714	18.5
Newark, NJ (Essex-Morris-Union Counties)	111,999,620	23.5	5,420,940	23.1
Westchester-Rockland, NY	68,543,691	14.4	3,895,912	16.6
Bergen-Passaic, NJ	61,367,193	12.9	3,263,518	13.9
Middlesex-Somerset-Hunterdon, NJ	37,824,002	7.9	1,512,095	6.4
Monmouth-Ocean, NJ	28,801,587	6.0	1,620,863	6.9
Trenton, NJ	18,436,162	3.9	956,597	4.1
Washington, DC-MD-VA-WV	12,464,543	2.6	925,568	3.9
Philadelphia, PA-NJ	7,812,911	1.6	1,260,398	5.4
Stamford-Norwalk, CT	4,242,153	0.9	273,000	1.2

Totals	477,483,082	100.0	23,463,605	100.0

Notes:

(1)              Annualized base rental revenue is based on actual June 2016 billings times 12.  For leases whose rent commences after July 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12.  As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(2)              Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring June 30, 2016 aggregating 104,901 square feet and representing annualized base rent of $1,910,172 for which no new leases were signed.

(3)              Includes office, office/flex, industrial/warehouse and stand-alone retail tenants only.  Excludes leases for amenity, retail, parking and month-to-month tenants.  Some tenants have multiple leases.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Details on Portfolio - Industries

The 10 largest of the Company’s commercial tenant industries currently account for almost 70 percent of the Company’s annualized base rental revenue.  The financial and insurance industries remain the two largest industries for the Company’s tenants.

The following table lists the Company’s 30 largest industry classifications based on annualized commercial contractual base rent of the Consolidated Commercial Properties:

		Percentage of		Percentage of
	Annualized	Company		Total Company
	Base Rental	Annualized Base	Square	Leased
Industry Classification (a)	Revenue ($)	Rental Revenue (%)	Feet Leased	Sq. Ft. (%)
Securities, Commodity Contracts & Other Financial	69,516,455	14.5	2,334,887	11.8
Insurance Carriers & Related Activities	50,525,701	10.6	1,808,138	9.1
Credit Intermediation & Related Activities	40,345,095	8.4	1,314,366	6.6
Manufacturing	37,705,238	7.9	1,752,089	8.8
Legal Services	31,287,709	6.6	1,195,597	6.0
Health Care & Social Assistance	24,372,330	5.1	1,229,908	6.2
Computer System Design Services	24,168,712	5.1	1,015,972	5.1
Accounting/Tax Prep.	22,431,940	4.7	804,330	4.0
Wholesale Trade	17,017,003	3.6	1,135,591	5.7
Scientific Research/Development	15,365,636	3.2	506,622	2.5
Telecommunications	15,309,833	3.2	860,911	4.3
Admin & Support, Waste Mgt. & Remediation Services	13,821,166	2.9	668,860	3.4
Management/Scientific	11,019,486	2.3	418,760	2.1
Other Professional	10,408,788	2.2	490,041	2.5
Architectural/Engineering	9,203,062	1.9	436,993	2.2
Real Estate & Rental & Leasing	9,081,652	1.9	449,816	2.3
Public Administration	8,607,252	1.8	361,222	1.8
Retail Trade	7,706,112	1.6	454,344	2.3
Utilities	7,396,101	1.5	326,664	1.6
Advertising/Related Services	6,799,728	1.4	263,709	1.3
Transportation	6,620,181	1.4	320,444	1.6
Other Services (except Public Administration)	5,531,182	1.2	288,335	1.4
Educational Services	5,408,979	1.1	225,179	1.1
Construction	5,246,623	1.1	282,674	1.4
Publishing Industries	3,837,212	0.8	185,577	0.9
Data Processing Services	3,599,543	0.8	136,453	0.7
Arts, Entertainment & Recreation	2,835,037	0.6	221,623	1.1
Agriculture, Forestry, Fishing & Hunting	2,221,151	0.5	66,303	0.3
Specialized Design Services	2,057,730	0.4	81,142	0.4
Accommodation & Food Services	1,939,489	0.4	85,500	0.4
Other	6,096,956	1.3	216,422	1.1

Totals	477,483,082	100.0	19,938,472	100.0

(1)              The Company’s tenants are classified according to the U.S. Government’s North American Industrial Classification System (NAICS).

(2)              Annualized base rental revenue is based on actual June 2016 billings times 12. For leases whose rent commences after July 1, 2016, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.

(3)              Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring June 30, 2016 aggregating 104,901 square feet and representing annualized base rent of $1,910,172 for which no new leases were signed.

(4)              Includes office, office/flex, industrial/warehouse and stand-alone retail tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

Analysts, Company Information and Executive Officers

Equity Research Coverage

Barclays Capital Ross L. Smotrich / Peter Siciliano (212) 526-2306 / (212) 526-3098	Deutsche Bank North America Vincent Chao (212) 250-6799	JP Morgan Anthony Paolone (212) 622-6682

BofA Merrill Lynch James C. Feldman / Scott Freitag (646) 855-5808 / (646) 855-3197	Evercore ISI Steve Sakwa (212) 446-9462	Stifel Nicolaus & Company, Inc. John Guinee / Erin Aslakson (443) 224-1307 / (443) 224-1350

Citigroup Michael Bilerman / Emmanuel Korchman (212) 816-1383 / (212) 816-1382	Green Street Advisors Jed Reagan (949) 640-8780	SunTrust Robinson Humphrey, Inc. Michael R. Lewis (212) 319-5659

Any opinions, estimates, forecasts or predictions regarding Mack-Cali Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Mack-Cali Realty Corporation or its management.  Mack-Cali does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

Company Information

Corporate Headquarters 343 Thornall Street Edison, New Jersey 08837-2206 (732) 590-1000	Stock Exchange Listing New York Stock Exchange Trading Symbol Common Shares: CLI

Contact Information
Mack-Cali Realty Corporation
Investor Relations Department
343 Thornall Street
Edison, New Jersey 08837-2206

Deidre Crockett, Director of Investor Relations
Phone: (732) 590-1025
Fax: (732) 205-4951
E-Mail: dcrockett@mack-cali.com
Web: www.mack-cali.com

Executive Officers

Mitchell E. Rudin Chief Executive Officer	Michael J. DeMarco President and Chief Operating Officer	Marshall Tycher Chairman, Roseland Residential Trust	Andrew Marshall President and Chief Operating Officer, Roseland Residential Trust

Anthony Krug Chief Financial Officer	Gary Wagner General Counsel and Secretary	Ricardo Cardoso EVP and Chief Investment Officer	Christopher DeLorenzo Executive Vice President, Leasing

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

The Company considers portions of this information to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, the Company’s future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Among the factors about which the Company has made assumptions are:

•

risks and uncertainties affecting the general economic climate and conditions, which in turn may have a negative effect on the fundamentals of the Company’s business and the financial condition of the Company’s tenants and residents;

•

the value of the Company’s real estate assets, which may limit the Company’s ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by the Company’s properties or on an unsecured basis;

•	the extent of any tenant bankruptcies or of any early lease terminations;

•	the Company’s ability to lease or re-lease space at current or anticipated rents;

•	changes in the supply of and demand for the Company’s properties;

•	changes in interest rate levels and volatility in the securities markets;

•

the Company’s ability to complete construction and development activities on time and within budget, including without limitation obtaining regulatory permits and the availability and cost of materials, labor and equipment;

•	forward-looking financial and operational information, including information relating to future development projects, potential acquisitions or dispositions, and projected revenue and income;

•	changes in operating costs;

•	the Company’s ability to obtain adequate insurance, including coverage for terrorist acts;

•

the Company’s credit worthiness and the availability of financing on attractive terms or at all, which may adversely impact the Company’s ability to pursue acquisition and development opportunities and refinance existing debt and the Company’s future interest expense;

•	changes in governmental regulation, tax rates and similar matters; and

•

other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants or residents will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated.

For further information on factors which could impact the Company and the statements contained herein, see Item 1A: Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. The Company assumes no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

This Supplemental Operating and Financial Data is not an offer to sell or solicitation to buy any securities of the Company. Any offers to sell or solicitations of the Company shall be made by means of a prospectus. The information in this Supplemental Package must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the Supplemental Package without reference to the 10-Q and the Public Filings. Any investors’ receipt of, or access to, the information contained herein is subject to this qualification.

MARKET DATA

Certain market data and forecasts were obtained from independent industry sources as well as from research reports prepared for other purposes. Neither the Company nor its affiliates have independently verified the data obtained from these sources and they cannot give any assurance of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements described above.

Mack-Cali Realty Corporation Supplemental Operating and Financial Data for the Quarter Ended June 30, 2016